                              PURCHASE AGREEMENT
                           DATED AS OF JUNE 22, 1995
                                 BY AND AMONG
                        CIBC WOOD GUNDY VENTURES, INC.,
                     CHEMICAL VENTURE CAPITAL ASSOCIATES,
               HANCOCK VENTURE PARTNERS IV - DIRECT FUND, L.P.,
                          BT CAPITAL PARTNERS, INC.,
                        NORTHWOOD CAPITAL PARTNERS LLC,
                              NORTHWOOD VENTURES
                                      AND
                               UNITED USN, INC.

                          TABLE OF CONTENTS

                                                        Page

Section 1. Authorization and Closing......................1

     1A.  Authorization of the Stock......................1

     1B.  Purchase and Sale of Stock......................1

     1C.  The Closing.....................................1

     1D.  The Additional Purchase.........................2

Section 2. Conditions to Each Purchaser's
           Obligation at the Closing......................4

     2A.  Representations and Warranties: Covenants.......4

     2B.  Certificate of Designation......................4

     2C.  Certificate of Incorporation and Bylaws.........4

     2D.  Amended Registration Agreement..................4

     2E.  Stockholders Agreement..........................4

     2F.  Employment Agreements...........................5

     2G.  Sale of Stock to Each Purchaser.................5

     2H.  Blue Sky Clearance..............................5

     2I.  Amendment to First Purchase Agreement...........5

     2J.  Closing Documents...............................5

     2K.  Opinion of Network's Counsel....................6

     2L.  Compliance with Applicable Laws.................6

     2M.  Due Diligence....................................................................  7

     2N.  Investment Committee Approval....................................................  7

     2O.  Proceedings......................................................................  7

     2P.  Waiver...........................................................................  7

Section 3.  Covenants......................................................................  7

     3A.  Financial Statements and Other Information.......................................  7

     3B.  Attendance at Board Meetings..................................................... 11

     3C.  Inspection of Property........................................................... 11

     3D.  Restrictions..................................................................... 11

     3E.  Affirmative Covenants............................................................ 16

     3F.  Compliance with Agreements....................................................... 17

     3G.  Current Public Information....................................................... 17

     3H.  Amendment of UTS Agreement, Schwartz
          Agreement and Employment Agreements.............................................. 18

     3I.  Proprietary Rights and CAP Agreements............................................ 18

     3J.  Preemptive Rights................................................................ 18

     3K.  Regulatory Compliance Cooperation................................................ 19

     3L.  Public Disclosures............................................................... 20

     3M.  Management Option Pool........................................................... 20

     3N.  Key-Man Life Insurance........................................................... 21

     3O.  SBIC Regulatory Provisions....................................................... 21

Section 4.  Transfer of Restricted Securities.............................................. 23

Section 5.  Representations and Warranties of the Company.................................. 24

     5A.  Organization and Corporate Power................................................. 24

     5B.  Capital Stock and Related Matters................................................ 24

     5C.  Subsidiaries; Investments........................................................ 26

     5D.  Authorization; No Breach......................................................... 26

     5E.  Financial Statements............................................................. 27

     5F.  Absence of Undisclosed Liabilities............................................... 27

     5G.  No Material Adverse Change....................................................... 28

     5H.  Absence of Certain Developments.................................................. 28

     5I.  Assets........................................................................... 29

     5J.  Tax Matters...................................................................... 30

     5K.  Contracts and Commitments........................................................ 30

     5L.  Proprietary Rights............................................................... 33

     5M.  Litigation, etc.................................................................. 34

     5N.  Brokerage........................................................................ 34

     5O.  Governmental Consent, etc........................................................ 34

     5P.  Insurance........................................................................ 35

     5Q.  Employees........................................................................ 35

     5R.  ERISA............................................................................ 35

          (a) Multiemployer Plans.......................................................... 35

          (b) Retiree Welfare Plans........................................................ 35

          (c) Defined Benefit Plans........................................................ 36

          (d) Defined Contribution Plans................................................... 36

          (e) Other Plans.................................................................. 36

          (f) The Company.................................................................. 36

     5S.  Compliance with Laws............................................................. 36

     5T.  Small Business Matters........................................................... 36

     5U.  Affiliated Transactions.......................................................... 37

     5V.  New York Telephone Company Agreement............................................. 37

     5W.  Disclosure....................................................................... 37

     5X.  Knowledge........................................................................ 38

     5Y.  Closing Date..................................................................... 38

     5Z.  Projections and Pro Forma Financial Statements................................... 38

Section 6.  Put Arrangements............................................................... 39

     6A.  The Put.......................................................................... 39

     6B.  Put Closing...................................................................... 39

     6C.  Put Payment...................................................................... 39

     6D.  Put Price........................................................................ 41

     6E.  Put Termination.................................................................. 41

Section 7.  Additional Protections for Holders of Investor Common Stock.................... 42

     7A.................................................................................... 42

     7B.................................................................................... 42

Section 8.  Definitions.................................................................... 42

Section 9.  Miscellaneous.................................................................. 50

     9A. Expenses.......................................................................... 50

     9B. Remedies.......................................................................... 50

     9C. Purchaser's Investment Representations............................................ 51

     9D. Treatment of the Preferred Stock.................................................. 51

     9E. Consent to Amendments............................................................. 51

     9F. Survival of Representations and Warranties........................................ 52

     9G. Successors and Assigns............................................................ 52

     9H. Capital and Surplus; Special Reserves............................................. 52

     9I. Generally Accepted Accounting Principles.......................................... 52

     9J. Severability...................................................................... 53

     9K. Counterparts...................................................................... 53

     9L. Descriptive Headings; Interpretation.............................................. 53

     9M. Governing Law..................................................................... 53

     9N. Notices........................................................................... 53

     9O. Understanding Among the Purchasers................................................ 54

     9P. Indemnification................................................................... 54

     9Q. No Solicitation, Etc.............................................................. 54

     9R. Insurance Proceeds................................................................ 55

Schedules and Exhibits and Appendices
-------------------------------------

Schedule of Purchasers
List of Exhibits
List of Disclosure Schedules
Attachment A
Appendix I

                              PURCHASE AGREEMENT


          THIS AGREEMENT is made as of June 22, 1995 by and among United USN, Inc., a Delaware corporation (the "Company"), CIBC Wood Gundy Ventures, Inc., a Delaware corporation ("CIBC"), Chemical Venture Capital Associates, a California limited partnership ("Chemical"), Hancock Venture Partners IV - Direct Fund, L.P., a Delaware limited partnership ("Hancock"), BT Capital Partners, Inc., a Delaware corporation ("BT"), Northwood Capital Partners LLC, a New York limited liability company ("Northwood Capital") and Northwood Ventures, a New York limited partnership ("Northwood Ventures," and collectively with CIBC, Chemical, Hancock and Northwood Capital, the "Purchasers"). Capitalized terms used herein are defined in Section 8 hereof.

          The Company, CIBC, Chemical and Hancock are parties to a Purchase Agreement dated as of April 20, 1994, as amended as of June 10, 1994, and November 1, 1994 (as so amended, the "First Purchase Agreement"), pursuant to which CIBC, Chemical and Hancock purchased from the Company certain shares of the Company's Preferred Stock - Series 1 and Common Stock. The Purchasers desire to purchase from the Company and the Company desires to sell to the Purchasers shares of Preferred Stock - Series 2 and additional shares of Common Stock.

          NOW, THEREFORE, the parties hereto agree as follows:

          Section 1.  Authorization and Closing.
                      -------------------------

          1A. Authorization of the Stock. The Company shall authorize the issuance and sale to the Purchasers of an aggregate of 22,869 shares of Preferred Stock - Series 2 having the rights and preferences set forth in Exhibit A attached hereto, and 118,462 shares of Common Stock.

          1B. Purchase and Sale of Stock. At the Closing, the Company shall sell to each Purchaser and, subject to the terms and conditions set forth herein, each Purchaser shall purchase from the Company the number of shares of Preferred Stock - Series 2 set forth opposite such Purchaser's name on the Schedule of Purchasers attached hereto at a price of $1,000 per share and the number of shares of Common Stock set forth opposite such Purchaser's name on the Schedule of Purchasers attached hereto at a price of $1.95 per share.

          1C. The Closing. Subject to the satisfaction of the conditions set forth in Section 2, the closing of the transactions contemplated by Sections 1A and 1B (the "Closing") shall take place at the offices of Kirkland & Ellis, Citicorp Center, 153 East 53rd Street, New York, New York 10022-4675 at 10:00 a.m. on June 22, 1995, or at such other place as may be mutually agreeable to the Company and each Purchaser. At the Closing, the Company shall deliver to each Purchaser stock certificates evidencing the Stock to be purchased by such Purchaser, registered in such Purchaser's or its nominee's name, upon payment of the purchase price thereof by a cashier's or certified check, or by wire transfer of immediately available funds to the Company's account at Madison Bank & Trust, in the amounts set forth opposite such Purchaser's name on the Schedule of Purchasers. The Company hereby acknowledges receipt of $1,000,000 from each of CIBC, Chemical and Hancock, which amount was delivered to the Company by each of such parties on or prior to May 26, 1995 as an advance payment of a portion of the purchase price payable pursuant to this Agreement, and which amount will be deducted from amounts otherwise payable by each such Purchaser at the Closing.

          1D.  The Additional Purchase.
               -----------------------

               (i) The Company shall authorize the issuance and sale to Prime Cable and/or one or more of its controlled Affiliates (such purchaser(s), the "Additional Purchaser") of an aggregate of 2,475 shares of Preferred Stock - Series 2 and 12,821 shares of Common Stock (the "Additional Stock"); provided, that the Company will authorize the issuance and sale of such Additional Stock to CIBC, Hancock and Chemical in the event that the Additional Purchaser fails for any reason to consummate such purchase by July 15, 1995. In the event that the Additional Purchaser executes and delivers a counterpart to this Agreement and consummates the purchase of Additional Stock by July 15, 1995 and otherwise in accordance with this Agreement, the Additional Purchaser will be deemed to be a "Purchaser" for all purposes hereof.

               (ii) In the event that the Additional Purchaser fails for any reason to purchase the Additional Stock by July

     15, 1995, each of CIBC, Hancock and Chemical will purchase, by not later than August 1, 1995 and for the same price and on the same terms as it will purchase the other shares of Preferred Stock and Common Stock as contemplated by Section 1B above, the Residual Preferred Number of Shares of Preferred Stock and the Residual Common Number of Shares of Common Stock; provided that, so long as the sale of Stock contemplated to occur at the Closing is consummated, the only condition to the obligations of each of CIBC, Hancock and Chemical to consummate such purchase will be that such Purchaser's investment committee or similar authority shall have approved the purchase contemplated by this Section 1D. In such event, each of CIBC, Hancock and Chemical will be permitted to rely on all documents and certificates delivered to the Purchasers at the Closing, including the legal opinion delivered pursuant to Section 2 below, in connection with its purchase of such additional Stock. For purposes of this Section 1D, the "Residual Preferred Number" means (a) one-third multiplied by (b) the excess, if any, of (x) 1,881, minus (b) the aggregate number of shares of Preferred Stock sold to the Additional Purchaser as contemplated by this
     Section 1D, or to any other Person, at a price of $1,000 or more per share, at or prior to the Second Closing; and the "Residual Common Number" means
     5.180202 multiplied by the Residual Preferred Number.

               (iii) The closing of the purchase and sale of the Additional Stock (the "Second Closing") shall take place at the offices of Kirkland & Ellis, Citicorp Center, 153 East 53rd Street, New York, New York 10022-4675 at 10:00 a.m. on July 15, 1995 (if to the Additional Purchaser) or August 1, 1995 (if to CIBC, Hancock and/or Chemical), or at such other place as may be mutually agreeable to the Company and the Additional Purchaser (or CIBC, Hancock and/or Chemical, as appropriate). At the Second Closing, the Company shall deliver to the Additional Purchaser (or CIBC, Hancock and/or Chemical, as appropriate) stock certificates evidencing the Additional Stock to be purchased by the Additional Purchaser (or CIBC, Hancock and/or Chemical, as appropriate), registered in such Purchaser's or its nominee's name, upon payment of the purchase price thereof by a cashier's or certified check, or by wire transfer of immediately available funds to the Company's account at Madison Bank & Trust, in the amounts of the purchase price for such Additional Stock. AT THE SECOND CLOSING, THE ADDITIONAL PURCHASER WILL BECOME A PARTY TO THE AMENDED REGISTRATION AGREEMENT AND THE AMENDED STOCK TRANSFER AGREEMENT by executing counterparts thereto.

               (iv) Northwood Capital and Northwood Ventures Additional Purchase. Northwood Capital and Northwood Ventures shall have certain obligations and rights to purchase 891 shares of Preferred Stock - Series 2 and 4,616 shares of Common Stock on the terms and subject to the conditions set forth in Appendix I attached hereto. The terms of Appendix I are incorporated into this Agreement. Except as set forth in such Appendix, any such purchase will be on the terms set forth in this Agreement, except that, so long as the Closing is consummated hereunder, none of the conditions set forth in Section 2 hereof will apply to the obligations of Northwood Capital and Northwood Ventures as described in such Appendix. Northwood Capital and Northwood Ventures each represents and warrants that they collectively hold title to the Notes (as defined in Appendix I hereto) free and clear of all liens, charges and encumbrances, and they jointly and severally agree not to transfer any interest in the Notes to any Person, other than the Company, prior to the 91st day following the Closing.

          Section 2. Conditions to Each Purchaser's Obligation at the Closing. The obligation of each Purchaser to purchase and pay for the Stock at the Closing is subject to the satisfaction as of the Closing of the following conditions:

          2A. Representations and Warranties: Covenants. The representations and warranties contained in Section 5 hereof shall be true and correct at and as of the Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein, and the Company shall have performed in all material respects all of the covenants required to be performed by them hereunder prior to the Closing.

          2B. Certificate of Designation. The Company shall have duly adopted, executed and filed with the Secretary of State of the State of Delaware the Certificate of Designation, and the Company shall not have adopted or filed any other document designating terms, relative rights or preferences of its preferred stock. The Certificate of Designation shall be in full force and effect as of the Closing under the laws of the State of Delaware and shall not have been amended or modified.

          2C. Certificate of Incorporation and Bylaws. The Company's bylaws shall permit the Company's stockholders to establish the size of the board from 6 to 11 directors and permit the stockholders to fill any vacancies on the board of directors and the Company's bylaws shall each be in full force and effect as of the Closing and shall not have been otherwise amended or modified. The Company shall have duly adopted, executed and filed with the Secretary of State of the State of Delaware the Certificate of Amendment and, as amended thereby, the Company's Certificate of Incorporation shall be in full force and effect as of the Closing and shall not have been otherwise amended or modified.

          2D. Amended Registration Agreement. The Company and the Purchasers shall have entered into the Amended Registration Agreement, and the Amended Registration Agreement shall be in full force and effect as of the Closing.

          2E. Stockholders Agreement. The Company, each Purchaser, Thomas C. Brandenburg and Thomas C. Brandenburg as Trustee for David W. Montville shall have authorized, executed and delivered the Amended Stockholders Agreement, and the Amended Stockholders Agreement shall be in full force and effect as of the Closing.

          2F. Employment Agreements. The Employment Agreements shall be in full force and effect as of the Closing.

          2G. Sale of Stock to Each Purchaser. The Company shall have consummated the sale to each other Purchaser of all Stock contemplated by
Section 1B to be sold to each such other Purchaser and the Company shall have tendered duly executed certificates for the Stock to be purchased by such Purchaser hereunder at the Closing.

          2H. Blue Sky Clearance. The Company shall have made all pre-sale filings under applicable state securities laws necessary, if any, to consummate the issuance of the Stock pursuant to this Agreement in compliance with such laws.

          2I. Amendment to First Purchase Agreement. The Company and the Purchasers (other than BT, Northwood Capital and Northwood Ventures) shall have entered into the Fourth Amendment to Purchase Agreement, and the First Purchase Agreement, as amended by such amendment, shall be in full force and effect as of the Closing.

          2J. Closing Documents. The Company shall have delivered to each Purchaser all of the following documents:

               (i) an Officer's Certificate, dated the date of the Closing, stating that the conditions specified in Section 1 and paragraphs 2A through 2I, inclusive, have been fully satisfied;

              (ii) certified copies of the resolutions duly adopted by the Company's board of directors authorizing the execution, delivery and performance of this Agreement, the Amended Registration Agreement, the Amended Stockholders Agreement, the Fourth Amendment to Purchase Agreement and each of the other agreements contemplated hereby, the filing of the Certificate of Designation, the filing of the Certificate of Amendment, the issuance and sale of the Stock, and the consummation of all other transactions contemplated by this Agreement;

             (iii) certified copies of the Certificate of Incorporation (as amended by the Certificate of Amendment), the Certificate of Designation and the Company's bylaws, each as in effect at the Closing;

              (iv) copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder (including, without limitation, all blue sky law filings and waivers of all preemptive rights and rights of first refusal);

               (v) duly completed and executed SBA Forms 480, 652 and Part A of 1031;

              (vi) a business plan showing the Company's financial projections (including balance sheets and income and cash flow statements) for a 5-year period;

               (vii) a written statement from the Company regarding its intended use of the proceeds of the Financing;

              (viii) a list, after giving effect to the transactions contemplated by this Agreement, of (a) the name of each of the Company's directors, (b) the name and title of each of the Company's officers, and
     (c) the name of each of the Company's stockholders setting forth the number and class of shares held;

                (ix) a duly executed Amendment to Plan of Divestiture in the form set forth in Exhibit I attached hereto; and

                 (x) such other documents relating to the transactions contemplated by this Agreement as any Purchaser or its special counsel may reasonably request.

          2K. Opinion of Company's Counsel. Each Purchaser shall have received from Baker & Hostetler, counsel for Company, an opinion with respect to the matters set forth in Exhibit H attached hereto, which shall be addressed to each Purchaser, dated the date of the Closing and in form and substance satisfactory to each of the Purchasers in its sole discretion.

          2L. Compliance with Applicable Laws. The purchase of Stock by each Purchaser hereunder shall not be prohibited by any applicable law or governmental regulation, shall not subject such Purchaser to any penalty, liability or, in such Purchaser's sole judgment, other onerous condition under or pursuant to any applicable law or governmental regulation, and shall be permitted by laws and regulations of the jurisdictions to which such Purchaser is subject.

          2M. Due Diligence. BT shall be reasonably satisfied with the results of its continuing business, legal and accounting due diligence review of the Company and each of its Subsidiaries.

          2N. Investment Committee Approval. Each Purchaser's investment committee or similar authority shall have approved the transactions contemplated by this Agreement.

          2O. Proceedings. All corporate and other proceedings taken or required to be taken by the Company in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto shall be satisfactory in form and substance to the Purchasers and their special counsel.

          2P. Waiver. Any condition specified in this Section 2 may be waived if consented to by all Purchasers; provided that no such waiver shall be effective against any Purchaser unless it is set forth in a writing executed by such Purchaser.

          Section 3.  Covenants.
                      ---------

          3A. Financial Statements and Other Information. The Company shall deliver to the Purchasers, and if the Purchasers have transferred any part of its interest in the Company, also to any other holder of Investor Preferred Stock or Investor Common Stock (other than any such holder actively engaged in the telecommunications industry and in good faith determined by the Company's board of directors to be a competitor of the company or any of its Subsidiaries):

               (i) As soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year (other than the fourth such quarterly accounting period of any year), unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the annual budget and to the corresponding period in the preceding fiscal year;

               (ii) As soon as available but in any event within 45 days after the end of each quarterly accounting period in each fiscal year (other than the fourth such quarterly accounting period of any year), unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter, and consolidating and consolidated balance sheets of the

     Company and its Subsidiaries as of the end of such quarterly period, setting forth in each case comparisons to the annual budget and to the corresponding period in the preceding fiscal year;

               (iii) accompanying the financial statements referred to in subparagraph (ii), an Officer's Certificate, in the form attached to the First Purchase Agreement, stating that there is no Event of Noncompliance in existence and that neither the Company nor any of its Subsidiaries is in default under any of its other material agreements or, if any Event of Noncompliance or any such default exists, specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto; and a management discussion and analysis of such financial statements and comparisons;

               (iv) within the 90 days after the end of each fiscal year, unaudited consolidating and audited consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and unaudited consolidating and audited consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the preceding fiscal year and comparisons to budget will be provided under separate cover, and accompanied by (a) with respect to the consolidated portions of such statements, an opinion containing no exceptions or qualifications (except for qualifications regarding specified contingent liabilities) of an independent accounting firm of recognized national standing acceptable to the holders of at least 66 2/3% of the Investor Preferred Stock and the holders of at least 66 2/3% of the Investor Common Stock, (b) a certificate from such accounting firm, addressed to the Company's board of directors, stating that in the course of its examination nothing came to its attention that caused it to believe that there was an Event of Noncompliance in existence or that there was any other default by the Company or any Subsidiary in the fulfillment of or compliance with any of the terms, covenants, provisions or conditions of any other material agreement to which the Company or any Subsidiary is a party or, if such accountants have reason to believe any Event of Noncompliance or other default by the company or any Subsidiary exists, a certificate specifying the nature and period of existence thereof, and (c) a copy of such firm's annual management letter to the board of directors;

               (v) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's or its Subsidiaries, operations or financial affairs given to the Company or its Subsidiaries by its independent accountants (and not otherwise contained in other materials provided hereunder);

               (vi) at least 30 days prior to the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets prepared by the Company or its Subsidiaries and any revisions of such annual or other budgets, and within 30 days after any monthly period in which there is a material adverse deviation from the annual budget, an Officer's Certificate explaining the deviation and what actions the Company has taken and proposes to take with respect thereto;

               (vii) promptly (but in any event within five business days) after the discovery or receipt of notice of any Event of Noncompliance, any default under any material agreement to which the Company or any of its Subsidiaries is a party or any other material adverse event or circumstance affecting the Company or any Subsidiary (including the filing of any material litigation against the Company or any Subsidiary or the existence of any dispute with any Person which involves a reasonable likelihood of such litigation being commenced), an Officer's Certificate specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

               (viii) within 10 days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its stockholders and copies of all registration statements and all regular, special or periodic reports which it files, or any of its officers or directors file with respect to the Company, with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company or its Subsidiaries to the public concerning material developments in the business of the Company or its Subsidiaries;

               (ix) unless included the unaudited consolidating financial statements, otherwise delivered pursuant to this Section 3A, within 10 days after receipt thereof, copies of all financial statements provided by UTS to the Company unless such financial statements have been forwarded to each Purchaser by UTS; and

               (x) with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information under this paragraph 3A may reasonably request.

Each of the financial statements referred to in any of subparagraphs (i), (ii) and (iv) shall be true and correct in all material respects as of the dates and for the periods stated therein, be prepared in accordance with generally accepted accounting principles consistently applied, subject in the case of the unaudited financial statements to changes resulting from normal year-end audit adjustments (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole) and except for the absence of footnotes.

     Notwithstanding the foregoing, the provisions of this paragraph 3A, other than subparagraph 3A(x), shall cease to be effective so long as the Company (a) is subject to the periodic reporting requirements of the Securities Exchange Act and continues to comply with such requirements and (b) promptly provides to each Person otherwise entitled to receive information pursuant to this paragraph 3A all reports and other materials filed by the Company with the Securities and Exchange Commission pursuant to the periodic reporting requirements of the Securities Exchange Act;

provided that so long as any Investor Preferred Stock remains outstanding, the Company shall continue to deliver to each Qualified Holder the information specified in subparagraphs 3A(i), (ii), 3A(iv)(b) and 3A(vii).

     Except as otherwise required by law or judicial order or decree or by any governmental agency or authority, each Person entitled to receive information regarding the Company and its Subsidiaries under paragraph 3A shall use its best efforts to maintain the confidentiality of all nonpublic information obtained by it hereunder which the Company or its Subsidiaries has reasonably designated as proprietary or confidential in nature; provided that each such Person may, to the extent required by law, disclose such information in connection with the sale or transfer of any Stock if such Person's transferee agrees in writing to be bound by the provisions hereof.

          3B. Attendance at Board Meetings. The Company shall give each Qualified Holder who does not have a representative on the Company's board of directors written notice of each meeting of its board of directors and each committee thereof at least three business days prior to the date of each such meeting, and the Company shall permit representatives of all Qualified Holders to attend as observers all meetings of its board of directors and committees thereof; provided that in the case of telephonic meetings conducted in accordance with the Company's bylaws and applicable law, each such Qualified Holder need receive only actual notice thereof at least 48 hours prior to any such meeting, and each such Qualified Holder's representative shall be given the opportunity to listen to such telephonic meetings. Each representative shall be entitled to receive all written materials and other information (including, without limitation, copies of meeting minutes) given to directors in connection with such meetings at the same time such materials and information are given to the directors. If the Company proposes to take any action by written consent in lieu of a meeting of its board of directors or of any committee thereof, the Company shall give written notice thereof to each such Qualified Holder prior to the effective date of such consent describing in reasonable detail the nature and substance of such action. The Company shall pay the reasonable out-of-pocket expenses of each representative incurred in connection with attending such board and committee meetings.

          3C. Inspection of Property. The Company shall permit any representatives designated by any Qualified Holder, upon reasonable notice and during normal business hours and such other times as any such holder may reasonably request, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries. The presentation of an executed copy of this Agreement by any Qualified Holder to the Company's independent accountants shall constitute the Company's permission to its independent accountants to participate in discussions with such Qualified Holder.

          3D. Restrictions. So long as a Purchaser holds any Investor Common Stock or any Investor Preferred Stock, the Company shall not, without the Required Approval:

               (i) directly or indirectly declare or pay any dividends or make any distributions upon any of its equity securities except for dividends and distributions on the Preferred Stock pursuant to the terms of the Certificate of Incorporation (as amended by the Certificate of Amendment) or Certificate of Designation or dividends payable in shares of Common Stock issued upon the outstanding shares of Common Stock;

               (ii) directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Company's equity securities (including, without limitation, warrants, options and other rights to acquire equity securities) other than (a) the Preferred Stock pursuant to the terms of the Certificate of Incorporation (as amended by the Certificate of Amendment) or the Certificate of Designation, (b) pursuant to any Put under Section 6 of this Agreement, or (c) shares of Common Stock pursuant to Section 7 of the First Purchase Agreement, so long as the Company also offers to repurchase from each holder of Investor Common Stock the number of shares of Investor Common Stock held by such holder which represents the same proportion of such holder's Investor Common Stock as the Company would offer to repurchase from such holder pursuant to Section 7 of the First Purchase Agreement if such shares of Investor Common

     Stock were "Investor Common Stock" within the meaning of the First Purchase Agreement, on the same terms as the Company repurchases such shares of Common Stock, and consummates such purchase of shares of Investor Common Stock concurrently with such repurchase (it being understood that each such holder may elect to sell to the Company all or any portion of the number of shares which the Company offers to purchase);

               (iii) except as expressly contemplated by this Agreement, authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of, (a) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for equity securities, issued in connection with the issuance of equity securities or containing profit participation features) or (b) any equity securities (or any securities convertible into or exchangeable for any equity securities) which are senior to or on a parity with the Preferred Stock with respect to the payment of dividends, redemptions or distributions upon liquidation or otherwise;

               (iv) except as contemplated by the UTS Agreement and the Schwartz Agreement, permit any Subsidiary to authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for equity securities, issued in connection with the issuance of equity securities or containing profit participation features);

               (v) make, or permit any Subsidiary to make, any loans or advances to, guarantees for the benefit of or Investments in any Person (other than a wholly-owned Subsidiary established under the laws of a jurisdiction of the United States or any of its territorial possessions), except for (a) reasonable advances to employees in the ordinary course of business, (b) acquisitions permitted pursuant to subparagraph (x) below, (c) Investments in UTS pursuant to the UTS Agreement or as approved by a majority of the members of the Company's board of directors, (d) Investments having a stated maturity no greater than one year from the date the Company makes such Investment in (1) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government,
     (2) certificates of deposit of commercial banks having combined capital and surplus of at least $50 million, (3) commercial paper with a rating of at least "Prime-1" by Moody's Investors Service, Inc., or (4) certificates of deposit or interest-bearing demand deposits of Madison Bank and Trust Company, and (e) Investments made in accordance with cash investment policies approved by the Company's board of directors from time to time;

               (vi) merge or consolidate with any Person or, except as permitted by subparagraph (x) below, permit any Subsidiary to merge or consolidate with any Person (other than a wholly-owned Subsidiary);

               (vii) sell, lease or otherwise dispose of more than 10% of the consolidated assets of the Company and its Subsidiaries (computed on the basis of book value, determined in accordance with generally accepted accounting principles consistently applied, or fair market value, determined by the Company's board of directors in its reasonable good faith judgment) in any transaction or series of related transactions (other than sales in the ordinary course of business) or sell, transfer, assign or otherwise dispose of, or pledge or encumber, any of its CAP Agreements or Proprietary Rights;

               (viii) permit any Subsidiary to sell, lease or otherwise dispose of more than 15% of the assets of such Subsidiary (computed on the basis of book value, determined in accordance with generally accepted accounting principles consistently applied, or fair market value, determined by the Company's board of directors in its reasonable good faith judgment) in any transaction or series of related transactions (other than sales in the ordinary course of business) or sell, transfer, assign or otherwise dispose of, or pledge or encumber (other than pursuant to the UTS Agreement), any of such Subsidiary's CAP Agreements or Proprietary Rights;

               (ix) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into partnership form);

               (x) except for CAP Agreements approved by a majority of the members of the Company's board of directors and of investments in UTS pursuant to the UTS Agreement or as approved by a majority of the members of the Company's board of directors, acquire, or permit any Subsidiary to acquire, any interest in any business (whether by a purchase of assets, purchase of stock, merger or otherwise), or enter into any joint venture, involving an aggregate consideration (including the assumption of liabilities whether direct or indirect) exceeding $500,000 in any one transaction or exceeding $1,000,000 in any twelve-month period;

               (xi) enter into, or permit any Subsidiary to enter into, the ownership, active management or operation of any business other than as a provider of telecommunications services and related software and equipment;

               (xii) become subject to, or permit any of its Subsidiaries to become subject to, any agreement or instrument which by its terms would (under any circumstances) restrict (a) the right of any Subsidiary to make loans or advances or pay dividends to, transfer property to, or repay any Indebtedness owed to, the Company or another Subsidiary or (b) the Company's right to perform the provisions of this Agreement, the Amended Registration Agreement, the Amended Stockholders Agreement, the Certificate of Designation, the Certificate of Incorporation (as amended by the Certificate of Amendment) or the Company's bylaws (including, without limitation, provisions relating to payment of dividends on and making redemptions of any series of the Preferred Stock);

               (xiii) except as expressly contemplated by this Agreement, make any amendment to the Certificate of Incorporation (as amended by the Certificate of Amendment), the Certificate of Designation or the Company's bylaws, or file any resolution of the board of directors with the Secretary of State of the State of Delaware containing any provisions which would increase the number of authorized shares of any series of the Preferred Stock or adversely affect or otherwise impair the rights or relative priority of the holders of any series of the Preferred Stock or the Investor Common Stock under this Agreement, the Certificate of Incorporation, the Certificate of

Designation, the Company's bylaws, the Amended Registration Agreement or the Amended Stockholders Agreement;

               (xiv) enter into, or permit any Subsidiary to enter into, any transaction with the Company's or any Subsidiary's officers, directors, employees or Affiliates or any individual related by blood or marriage to any such Person or any entity in which any such Person or individual owns a beneficial interest, except (a) pursuant to the UTS Agreement, (b) the Schwartz Agreement, (c) normal employment arrangements and benefit programs on reasonable terms, (d) agreements for consulting services, other services, office space or the purchase of goods on terms and conditions no less favorable than available in arm's length transactions with unrelated third parties if such agreements are approved by the Company's Chief Financial Officer, and (e) as otherwise expressly contemplated by this Agreement;

               (xv) except pursuant to the UTS Agreement and except for debt financing secured solely by accounts receivable of the company and its Subsidiaries as approved by the Company's board of directors, create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, Indebtedness exceeding in the aggregate $1,500,000 outstanding at any time on a consolidated basis;

               (xvi) except pursuant to CAP Agreements approved by a majority of the members of the Company's board of directors, make, or permit any Subsidiary to make, any capital expenditures (including, without limitation, payments with respect to capitalized leases, as determined in accordance with generally accepted accounting principles consistently applied) exceeding $4,500,000 in the aggregate on a consolidated basis during any twelve-month period;

               (xvii) except pursuant to CAP Agreements approved by a majority of the members of the Company's board of directors, enter into, or permit any Subsidiary to enter into, any leases or other rental agreements (excluding capitalized leases, as determined in accordance with generally accepted accounting principles consistently applied) under which the amount of the aggregate lease payments for all such agreements for both the

     Company and its Subsidiaries exceeds $4,500,000 on a consolidated basis for any twelve-month period;

               (xviii) change its fiscal year;

               (xix) increase the authorized size of its board of directors above 11 members or decrease the authorized size of its board of directors below 6 members;

               (xx) adopt any new stock option plan or employee stock ownership plan or issue any shares of Common Stock to any of its employees or any employees of any of its Subsidiaries, other than as approved by a majority of the members of the Company's board of directors in connection with the Management Option Pool;


               (xxi) except pursuant to the UTS Agreement, issue or sell any shares of the capital stock, or rights to acquire shares of the capital stock, of any Subsidiary to any Person other than the Company or another Subsidiary; or

               (xxii) borrow against, pledge, assign, modify, cancel or surrender any key-man life insurance policies required to be maintained under paragraph 3E hereof.

            3E. Affirmative Covenants. So long as a Purchaser holds any Investor Common Stock or any Investor Preferred Stock, the Company shall, and shall cause each Subsidiary to:

               (i) at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its businesses;

               (ii) maintain and keep its properties in good repair, working order and condition, and from time to time make all necessary or desirable repairs, renewals and replacements, so that its businesses may be properly and advantageously conducted at all times;

               (iii) pay and discharge when payable all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies which if unpaid would by law become a lien upon any of its property, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

               (iv) comply with all other obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

               (v) comply with all applicable laws, rules and regulations of all governmental authorities, including the Federal Communications Commission, the Public Utilities Commission of Ohio, the New York Public Service Commission, and all similar governmental authorities of the State of Massachusetts, the violation of which would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole;

               (vi) apply for and continue in force with good and responsible insurance companies adequate insurance covering risks of such types and in such amounts as are customary for well-insured corporations of similar size engaged in similar lines of business;

               (vii) maintain the key-man life insurance policies referred to in paragraph 3N hereof and maintain officers and directors liability insurance coverage of at least $2,500,000; and

               (viii) maintain proper books of record and account which fairly present its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with generally accepted accounting principles, consistently applied.

          3F.  Compliance with Agreements. The Company shall perform and observe
(i) all of its obligations to each holder of the Stock set forth in the Certificate of Incorporation (as amended by the Certificate of Amendment), the Certificate of Designation and the Company's bylaws, (ii) all of its obligations to each holder of Registrable Securities set forth in Amended Registration Agreement, and (iii) all of its obligations under the Amended Stockholders Agreement.

          3G. Current Public Information. At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to (i) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (ii) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request, the Company shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

          3H. Amendment of UTS Agreement, Schwartz Agreement and Employment Agreements. The Company shall not amend, modify or waive any provision of the UTS Agreement, the Schwartz Agreement or the Employment Agreements without the Required Approval, and the Company shall enforce the provisions of the UTS Agreement, the Schwartz Agreement and the Employment Agreements and shall exercise all of its rights, and remedies thereunder (including, without limitation, any repurchase options and first refusal rights) unless it otherwise receives the Required Approval.

          3I. Proprietary Rights and CAP Agreements. The Company shall, and shall cause each Subsidiary to, possess and maintain all material Proprietary Rights necessary to the conduct of their respective businesses and own all right, title and interest in and to, or have a valid license for, all material Proprietary Rights used by the Company and each Subsidiary in the conduct of their respective businesses. Neither the Company nor any Subsidiary shall take any action, or fail to take any action, which would result in the invalidity, abuse, misuse or unenforceability of any of its Proprietary Rights or CAP Agreements or which would infringe upon any rights of other Persons.

          3J.  Preemptive Rights.

               (i) Except for the issuance of Common Stock (a) pursuant to the Management Option Pool as contemplated by this Agreement, (b) in connection with the acquisition of another business as contemplated by paragraph 3D(x), or (c) pursuant to a public offering registered under the Securities Act, if the Company authorizes the issuance or sale of any of its equity securities, any securities containing options or rights to acquire any shares of its equity securities (other than as a dividend on outstanding equity securities), the Company shall first offer to sell to each holder of Investor Common Stock a portion of such stock or securities equal to the quotient determined by dividing (1) the number of shares of Investor Common Stock held by such holder by (2) the sum of the total number of shares of outstanding Investor Common Stock and the number of shares of Common Stock outstanding which are not shares of Investor Common Stock. Each holder of Investor Common Stock shall be entitled to purchase such stock or securities at the most favorable price and on the most favorable terms as such stock or securities are to be offered to any other Persons. The purchase price for all stock and securities offered to the holders of the Investor Common Stock shall be payable in cash or, to the extent otherwise required hereunder, notes issued by such holders.

               (ii) In order to exercise its purchase rights hereunder, a holder of Investor Common Stock must, within 30 days after receipt of written notice from the Company describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms, a management financial forecast, use of proceeds and such holder's percentage allotment, deliver a written notice to the Company describing its election hereunder. If all of the stock and securities offered to the holders of Investor Common Stock is not fully subscribed by such holders, the remaining stock and securities shall be reoffered by the Company to the holders purchasing their full allotment upon the terms set forth in this paragraph (i.e., pro-rata among such holders, except that such holders must exercise their purchase rights within five days after receipt of such reoffer).

               (iii) Upon the expiration of the offering periods described above the Company shall be entitled to sell such stock or securities which the holders of Investor Common Stock have not elected to purchase during the 30 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any stock or securities offered or sold by the Company after such 30-day period must be reoffered to the holders of Investor Common Stock pursuant to the terms of this paragraph.

          3K.  Regulatory Compliance Cooperation.
               ---------------------------------

          (i) In the event that any SBIC Holder determines that it has a Regulatory Problem (as defined below), such SBIC Holder shall have the right to transfer any securities of the Company without regard to any restriction on transfer set forth in this Agreement other than the securities laws restrictions set forth in Section 5 (provided that the transferee agrees to become a party to this Agreement), and the Company shall take all such actions as are reasonably requested by such SBIC Holder in order to (a) effectuate and facilitate any transfer by such SBIC Holder of any securities of the Company then held by such SBIC Holder to any Person designated by such SBIC Holder, (b) permit such SBIC Holder (or any of its affiliates) to exchange all or any portion of any voting security then held by it on a share-for-share basis for shares of a nonvoting security of the Company, which nonvoting security shall be identical in all respects to the voting security exchanged for it, except that it shall be nonvoting and shall be convertible into a voting security on such terms as are requested by such SBIC Holder in light of regulatory considerations then prevailing, (c) continue and preserve the respective allocations of the voting interests with respect to the Company arising out of the SBICs' aggregate ownership of voting securities and/or provided in the Amended Stockholders Agreement before the transfers and amendments referred to above (including entering into such additional agreements as are requested by such SBIC Holder to permit any Person(s) designated by such SBIC Holder reasonably acceptable to the Company to exercise any voting power which is relinquished by such SBIC Holder), and (d) amend this Agreement, the Certificate of Incorporation, the Bylaws and related agreements and instruments to effectuate and reflect the foregoing. The parties to this Agreement agree to vote their securities in favor of such amendments and actions.

          (ii) For purposes of this Agreement, a "Regulatory Problem" means any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency (or any SBIC Holder believes that there is a substantial risk of such assertion) that such SBIC Holder is not entitled to hold, or exercise any significant right with respect to, all or any portion of the Stock.

          3L. Public Disclosures. The Company shall not, nor shall it permit any Subsidiary to, disclose any Purchaser's name or identify as an investor in the Company in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of such Purchaser, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to making such disclosure the Company shall give written notice to such Purchaser describing in reasonable detail the proposed content of such disclosure and shall permit the Purchaser to review and comment upon the form and substance of such disclosure.

          3M. Management Option Pool. Prior to the Closing, the Company shall reserve for issuance pursuant to the Management Option Pool shares of Common Stock such that the total number of shares so reserved plus the total number subject to outstanding employee stock options, plus the total number previously issued upon exercise of employee stock options, equals 15% of the outstanding shares of Common Stock on a fully diluted basis after giving prospective effect to the issuance of Common Stock contemplated hereby, assuming the issuance of all shares reserved under the Management Option Pool. The Company shall issue options in the Management Option Pool to senior management of the Company as incentive compensation at such times and with such terms as determined by the Company's board of directors.

          3N. Key-Man Life Insurance. The Company shall maintain a key-man life insurance policy on the life of Thomas C. Brandenburg, and shall diligently pursue and in good faith attempt to obtain within 90 days following the Closing and thereafter at all times maintain key-man life insurance policies on the lives of Robert J. Luth and Ronald W. Gavillet, in the face amount of $2,500,000 each. Such insurance policies shall name the Purchasers as beneficiary and shall provide that such insurance policies may not be cancelled unless the insurance carrier gives at least 30 days prior written notice of such cancellation to each Purchaser.

          3O.  SBIC Regulatory Provisions.

          (i) The Company shall notify each holder of Stock which is an SBIC (an "SBIC Holder") as soon as practicable (and, in any event, not later than 15 days) prior to taking any action after which the number of record holders of the Company's voting stock would be increased from fewer than 50 to 50 or more, and the Company shall notify each SBIC Holder of any other action or occurrence after which the number of record holders of the Company's voting stock was increased (or would increase) from fewer than 50 to 50 or more, as soon as practicable after the Company becomes aware that such other action or occurrence has occurred or is proposed to occur. Upon the occurrence of any such event or transaction, the Company shall enter into a Plan of Divestiture with each SBIC Holder as required by the SBIC Regulations.

          (ii) Within 75 days after the Closing and each subsequent Financing hereunder by an SBIC Holder and at the end of each month thereafter until all of the proceeds from the Financing hereunder have been used by the Company and its Subsidiaries, the Company shall deliver to each SBIC Holder a written statement certified by the Company's president or chief financial officer describing in reasonable detail the use of the proceeds of the Financing hereunder by the Company and its Subsidiaries. In addition to any other rights granted hereunder, the Company shall grant each SBIC Holder and the United States Small Business Administration (the "SBA") access to the Company's records for the purpose of verifying the use of such proceeds.

          (iii) Upon the occurrence of a Regulatory Violation or in the event that any SBIC Holder determines in its reasonable good faith judgment that a Regulatory Violation has occurred, in addition to any other rights and remedies to which it may be entitled as a holder of Class A Preferred or Underlying Common Stock (whether under this Agreement, the Certificate of Incorporation or otherwise), each SBIC Holder shall have the right, to the extent required under the SBIC Regulations, to demand the immediate repurchase of all of the outstanding shares of Stock owned by such SBIC Holder at a price per share equal to the purchase price paid for such stock hereunder, plus (in the case of the Preferred Stock) all accrued or declared and unpaid dividends thereon, by delivering written notice of such demand to the Company. The Company shall pay the purchase price for such stock by a cashier's or certified check or by wire transfer of immediately available funds to each SBIC Holder demanding repurchase within 30 days after the Company's receipt of the demand notice, and upon such payment, each such SBIC Holder shall deliver the certificates evidencing the Stock to be repurchased duly endorsed for transfer or accompanied by duly executed forms of assignment.

          (iv) For purposes of this paragraph, "Regulatory Violation" means, with respect to any SBIC Holder providing Financing under this Agreement, (a) a diversion of the proceeds of such Financing from the reported use thereof on SBA Form 1031 delivered at the Closing, if such diversion was effected without obtaining the prior written consent of the SBIC Holders (which may be withheld in their sole discretion) or (b) a change in the principal business activity of the Company and its Subsidiaries to an ineligible business activity (within the meaning of the SBIC Regulations) if such change occurs within one year after the date of the initial Financing hereunder; "SBIC Regulations" means the Small Business Investment Act of 1958 and the regulations issued thereunder as set forth in 13 CFR 107 and 121, as amended; and the term "Financing" shall have the meaning set forth in the SBIC Regulations.

          (vi) Promptly after the end of each fiscal year (but in any event prior to February 28 of each year) the Company shall deliver to each SBIC Holder a written assessment of the economic impact of each SBIC Holder's investment in the Company, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of the investment on the businesses of the Company in terms of expanded revenue and taxes, and other economic benefits resulting from the investment, including but not limited to, technology development or commercialization, minority business development, urban or rural business development, expansion of exports.

          Section 4.  Transfer of Restricted Securities.
                      ---------------------------------

               (i) Restricted Securities are transferable only pursuant to (a) public offerings registered under the Securities Act, (b) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available, and (c) subject to the conditions specified in subparagraph (ii) below, any other legally available means of transfer.

               (ii) In connection with the transfer of any Restricted Securities (other than a transfer described in subparagraph 5(i)(a) or (b) above), the holder thereof shall (unless such requirement is waived in writing by the Company) deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of Kirkland & Ellis or other counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of Kirkland & Ellis or such other counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in paragraph 8C. If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this subparagraph and paragraph 8C.

               (iii) Upon the request of any holder of Restricted Securities which are eligible for sale pursuant to Rule 144(k) together with the delivery to the Company of an opinion of Kirkland & Ellis or such other counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall remove the foregoing legend from the certificates for such holder's Restricted Securities.

          Section 5. Representations and Warranties of the Company. As a material inducement to the Purchasers to enter into this Agreement and purchase the Stock, the Company hereby represents and warrants that:

          5A. Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. The Company has all requisite corporate power and authority and all licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Company's and each Subsidiary's charter documents and bylaws which have been furnished to the Purchasers' special counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

          5B.  Capital Stock and Related Matters.
               ---------------------------------

               (i) As of the Closing and immediately thereafter, the authorized capital stock of the Company shall consist of (a) 50,000 shares of preferred stock, of which 20,000 shares shall be designated as Series A 10% Senior Cumulative Preferred Stock, 16,230 of which shall be issued and outstanding, and 30,000 shares shall be designated as Series A-2 10% Senior Cumulative Preferred Stock, 22,869 of which shall be issued and outstanding, and (b) 500,000 shares of Common Stock, of which 296,302 shares shall be issued and outstanding, 54,551 shares shall be reserved for issuance in connection with the Management Option Pool subsequent to the Closing. As of the Closing and immediately thereafter, the stockholders of the

      Company shall be as set forth in the "Capitalization Schedule" hereto.

               (ii) As of the Closing, neither the Company nor any Subsidiary shall have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, except as set forth on the attached Capitalization Schedule or as provided in this Agreement or the Subscription Agreement. The Capitalization Schedule accurately sets forth the following information with respect to all outstanding options and rights to acquire the Company's capital stock: the holder, the number of shares covered, the exercise price and the expiration date. As of the Closing, neither the Company nor any Subsidiary shall be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except as provided in the Amended Stockholders Agreement, as set forth on the Capitalization Schedule, pursuant to the Certificate of Designation and the Certificate of Incorporation (as amended by the Certificate of Amendment), pursuant to Section 7 of the First Purchase Agreement or pursuant to Section 6 of this Agreement. As of the Closing, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable.

               (iii) There are no statutory or contractual stockholders' preemptive rights or rights of refusal with respect to the issuance of the Stock hereunder. The Company and its Subsidiaries have not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of their capital stock, and the offer, sale and issuance of the Stock hereunder does not require registration under the Securities Act or any applicable state securities laws. Except as set forth on the Capitalization Schedule and pursuant to the Amended Stockholders Agreement, to the best of the Company's knowledge, there are no agreements between the stockholders of the Company or its Subsidiaries with respect to the voting or transfer of the capital stock of the Company or its Subsidiaries or with respect to any other aspect of the affairs of the Company or its Subsidiaries.

               (iv) As of the Closing, the outstanding capital stock of UTS shall consist of (a) 1,000,000 shares of common stock, of which the Company owns 501,000 shares and (b) 2,025 shares of preferred stock, of which the Company owns 2,025 shares. The Company paid an aggregate of $2,000,000 in exchange for all such shares held as of the Closing. The Company has the right, but is not obligated, to purchase additional shares of UTS common stock and preferred stock, at a price of $1,000 for units ("Units") each comprised of one share of preferred stock and 250 shares of UTS common stock. The Company and UTS are parties to an agreement pursuant to which the Company has agreed to purchase from UTS and UTS has agreed to sell to the Company Units of additional UTS common stock and UTS preferred stock in exchange for an aggregate purchase price of $1,350,000. Such purchase agreement, and the transactions contemplated thereby, have been approved by the board of directors and stockholders of UTS, and the sale of stock contemplated thereby will be consummated at such time as such sale has been approved by the New York Public Service Commission (the "NYPSC"). As of the Closing, in addition to the $1,350,000 advanced pursuant to such purchase agreement, the Company has advanced an aggregate $1,800,000 to UTS, evidenced by promissory notes issued by UTS and which amounts the Company may, at its sole discretion, convert into Units at the price indicated above (subject only to the prior approval thereof by the NYPSC).

          5C. Subsidiaries; Investments. The attached "Subsidiary Schedule" correctly sets forth the name of each Subsidiary, the jurisdiction of its incorporation and the Persons owning the outstanding capital stock of such Subsidiary. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own its properties and to carry on its businesses as now being conducted and as presently proposed to be conducted and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of business requires it to qualify. All of the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassessable and, except as set forth on the Subsidiary Schedule, all such shares are owned by the Company or another Subsidiary free and clear of any lien, charge or encumbrance. Except as set forth on the Subsidiary Schedule, neither the Company nor any Subsidiary owns or holds the right to acquire any shares of stock or any other security or interest in any other Person, except as provided in the UTS Agreement.

          5D. Authorization; No Breach. The execution, delivery and performance of this Agreement, the Amended Registration Agreement, the Amended Stockholders Agreement and all other agreements contemplated hereby to which the Company is a party, and the filing of the Certificate of Designation and the Certificate of Amendment have been duly authorized by the Company. This Agreement, the Amended Registration Agreement, the Amended Stockholders Agreement, the Certificate of Amendment, the Certificate of Incorporation, the Certificate of Designation and all other agreements contemplated hereby each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of this Agreement, the Amended Registration Agreement, the Amended Stockholders Agreement and all other agreements contemplated hereby to which the Company is a party, the offering, sale and issuance of the Stock hereunder, the filing of the Certificate of Amendment and the Certificate of Designation, and the fulfillment of and compliance with the respective terms hereof and thereof by the Company do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's or any Subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under,
(v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Certificate of Amendment or the Certificate of Designation or the charter or bylaws of the Company or any Subsidiary, or any law, statute, rule or regulation to which the Company or any Subsidiary is subject, or any agreement, instrument, order, judgment or decree to which the Company or any Subsidiary is subject.

          5E. Financial Statements. Attached hereto as the "Financial Statements Schedule" are the following financial statements:

               (i) the audited consolidated and unaudited consolidating balance sheets of the Company and its Subsidiaries as of December 31, 1994, and the related statements of income and cash flows (or the equivalent) for the respective period then ended; and

               (ii) the unaudited consolidated and consolidating balance sheet of the Company and its Subsidiaries as of April 30, 1995 (the "Latest Balance Sheet"), and the related statements of income and cash flows (or the equivalent) for the four-month period then ended.

Each of the foregoing financial statements (including in all cases the notes thereto, if any) is accurate and complete in all material respects, is consistent with the books and records of the Company (which, in turn, are accurate and complete in all material respects) and has been prepared in accordance with generally accepted accounting principles, consistently applied, subject in the case of the unaudited financial statements to the absence of footnote disclosure and changes resulting from normal year-end adjustments (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole).

          5F. Absence of Undisclosed Liabilities. Except as set forth on the attached "Liabilities Schedule," the Company and its Subsidiaries do not have any obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company or any Subsidiary, whether due or to become due and regardless of when asserted), arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing other than: (i) liabilities set forth on the Latest Balance Sheet (including any notes thereto), (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit) and (iii) other liabilities and obligations expressly disclosed in the other Schedules to this Agreement.

          5G. No Material Adverse Change. Since the date of the Latest Balance Sheet, there has been no material adverse change in the financial condition, operating results, assets, operations, business prospects or employee relations of the Company and its Subsidiaries taken as a whole.

          5H. Absence of Certain Developments.

               (i) Except as expressly contemplated by this Agreement or as set forth in the "Developments Schedule" hereto, since the date of the Latest Balance Sheet, neither the Company nor any Subsidiary has:

               (a) issued any notes, bonds or other debt securities or any equity securities or any securities convertible, exchangeable or exercisable into any equity securities;

               (b) borrowed any amount or incurred or become subject to any liabilities, except current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business;

               (c) discharged or satisfied any lien or encumbrance or paid any obligation or liability, other than current liabilities paid in the ordinary course of business;

               (d) declared or made any payment or distribution of cash or other property to its stockholders with respect to its stock or purchased or redeemed any shares of its stock or any warrants, options or other rights to acquire its stock;

               (e) mortgaged or pledged any of its properties or assets or subjected them to any lien, security interest, charge or other encumbrance, except liens for current property taxes not yet due and payable;

               (f) sold, assigned or transferred any of its tangible assets, except in the ordinary course of business, or cancelled any debts or claims;

               (g) sold, assigned or transferred any patents or patent applications, trademarks, service marks, trade names, corporate names, copyrights or copyright registrations, trade secrets or other intangible assets, or disclosed any proprietary confidential information to any Person;

               (h) suffered any extraordinary losses or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice;

               (i) made capital expenditures or commitments therefor that aggregate in excess of $250,000;

               (j) entered into any other transaction other than in the ordinary course of business or entered into any other material transaction, whether or not in the ordinary course of business;

               (k) made any loans or advances to, guarantees for the benefit of, or any Investments in, any Persons in excess of $250,000 in the aggregate;

               (1) made any charitable contributions or pledges;

               (m) any damage, destruction or casualty loss exceeding in the aggregate $100,000, whether or not covered by insurance; or

               (n) made any Investment in or taken steps to incorporate any Subsidiary.

               (ii) Neither the Company nor any Subsidiary has at any time made any payments for political contributions or made any bribes, kickback payments or other illegal payments.

          5I. Assets. Except as set forth on the attached "Assets Schedule," the Company and each Subsidiary have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all liens, security interests, charges and encumbrances, except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet and except for liens disclosed on the Latest Balance Sheet (including any notes thereto) and liens for current property taxes not yet due and payable. Except as described on the Assets Schedule, the Company's and each Subsidiary's buildings, equipment and other tangible assets are in good operating condition in all material respects and are fit for use in the ordinary course of business. The Company and each Subsidiary own, or have a valid leasehold interest in, all assets necessary for the conduct of their respective businesses as presently conducted and as presently proposed to be conducted.

          5J. Tax Matters. Except as set forth in the attached "Taxes Schedule," the Company and each Subsidiary have filed all tax returns which they are required to file under applicable laws and regulations (or have obtained extensions for such filings); all such returns are complete and correct in all material respects; the Company and each Subsidiary in all material respects have paid all taxes due and owing by them and have withheld and paid over all taxes which they are obligated to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party; neither the Company nor any Subsidiary has waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency; the accrual for current taxes on the Latest Balance Sheet would be adequate to pay all of the Company's and its Subsidiaries' current tax liabilities if their current tax year were treated as ending on the date of the Latest Balance Sheet; the assessment of any additional taxes for periods for which returns have been filed shall not exceed the recorded liability therefor on the Latest Balance Sheet; no foreign, federal, state or local tax audits are pending or being conducted with respect to the Company or any Subsidiary, no information related to tax matters has been requested by any foreign, federal, state or local taxing authority and no notice indicating an intent to open an audit or other review has been received by the Company or its Subsidiaries from any foreign, federal, state or local taxing authority; and there are no material unresolved questions or claims concerning the Company's or any Subsidiary's tax liability. Neither the Company nor any of its Subsidiaries has made an election under (S) 341(f) of the Internal Revenue Code of 1986, as amended.

          5K. Contracts and Commitments.

          (i) Except as expressly contemplated by this Agreement or as set forth on the attached "Contracts Schedule" or the attached "Employee Benefits Schedule," neither the Company nor any Subsidiary is a party to or bound by any written or oral:

               (i) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies or arrangements;

               (ii) contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis providing annual compensation in excess of $100,000 or having a remaining term of 3 years or longer, or contract relating to loans to officers, directors or Affiliates;

               (iii) contract under which the Company or any Subsidiary has advanced or loaned any other Person amounts in the aggregate exceeding $10,000;

               (iv) agreement or indenture relating to borrowed money or other Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of the Company and its Subsidiaries;

               (v) guarantee of any obligation in excess of $10,000 (other than by the Company of a Wholly-Owned Subsidiary's debts or a guarantee by a Subsidiary of the Company's debts or another Subsidiary's debts);

               (vi) lease or agreement under which the Company or any Subsidiary is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $100,000;

               (vii) lease or agreement under which the Company or any Subsidiary is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company or any Subsidiary;

               (viii) contract or group of related contracts with the same party or group of affiliated parties the performance of which involves payments in any period of 12 consecutive months in excess of $100,000;

               (ix) assignment, license, indemnification or agreement with respect to any intangible property (including, without limitation, any Intellectual Property);

               (x) warranty agreement with respect to its services rendered or its products sold or leased;

               (xi) agreement under which it has granted any Person any registration rights (including, without limitation, demand and piggyback registration rights);

               (xii) sales, distribution or franchise agreement;

               (xiii) agreement with a term of more than six months which is not terminable by the Company or any Subsidiary upon less than 30 days notice without penalty;

               (xiv) contract, agreement or other arrangement (A) with any officer, director, stockholder, employee or (B) involving an aggregate of $50,000 or more in any period of 12 consecutive months, with Affiliate, or any Affiliate of any officer, director, stockholder or employee;

               (xv) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world; or

               (xvi) any other agreement which is material to its operations and business prospects or involves a consideration in excess of $120,000 annually (excluding any purchase order involving less than $250,000).

          (ii) All of the contracts, agreements and instruments set forth on the Contracts Schedule are valid, binding and enforceable in accordance with their respective terms. The Company and each Subsidiary have performed all material obligations required to be performed by them, including under the contracts, agreements and instruments listed on the Contracts Schedule, and are not in default under or in breach of nor in receipt of any claim of default or breach under any material contract, agreement or instrument to which the Company or any Subsidiary is subject; no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by the Company or any Subsidiary under any material contract, agreement or instrument to which the Company or any Subsidiary is subject, including any listed on the Contracts Schedule; neither the Company nor any Subsidiary has any present expectation or intention of not fully performing all such obligations; neither the Company nor any Subsidiary has knowledge of any breach or anticipated breach by the other parties to any material contract, including any agreement, instrument or commitment listed on the Contracts Schedule; and neither the Company nor any Subsidiary is a party to any material contract or commitment requiring it to purchase or sell goods or services or lease property above or below (as the case may be) prevailing market prices and rates.

          (iii) The Purchasers' special counsel has been supplied with a true and correct copy of each of the written instruments, plans, contracts and agreements and an accurate description of each of the oral arrangements, contracts and agreements which are referred to on the Contracts Schedule, together with all amendments, waivers or other changes thereto.

          5L. Proprietary Rights. The attached "Proprietary Rights Schedule" contains a complete and accurate list of (i) all patented and registered Proprietary Rights owned by the Company or any Subsidiary, (ii) all pending patent applications and applications for registrations of other Proprietary Rights filed by the Company or any Subsidiary, (iii) all unregistered trade names and corporate names owned or used by the Company and its Subsidiaries and
(iv) all unregistered trademarks, service marks and copyrights and computer software which are material to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole. The Proprietary Rights Schedule also contains a complete and accurate list of all licenses and other rights granted by the

Company or any Subsidiary to any third party with respect to any Proprietary Rights and all licenses and other rights granted by any third party to the Company or any Subsidiary with respect to any Proprietary Rights. The Company or one of its Subsidiaries owns or has the right to use pursuant to a valid license all Proprietary Rights necessary for the operation of the businesses of the Company and its Subsidiaries as presently conducted and as presently proposed to be conducted. The loss or expiration of any Proprietary Right or related group of Proprietary Rights would not have a material adverse effect on the conduct of the Company's and its Subsidiaries' respective businesses, and no such loss or expiration is threatened, pending or reasonably foreseeable. The Company and its Subsidiaries have taken all necessary and desirable actions to maintain and protect the Proprietary Rights which they own and use. To the best of the Company's knowledge, the owners of any Proprietary Rights licensed to the Company or any Subsidiary have taken all necessary and desirable actions to maintain and protect the Proprietary Rights which are subject to such licenses. Except as indicated on the Proprietary Rights Schedule, (i) the Company and its Subsidiaries own all right, title, and interest in and to all of the Proprietary Rights listed on such schedule and all other Proprietary Rights material to the operation of the businesses of the Company and its Subsidiaries, (ii) there have been no claims made against the Company or any Subsidiary asserting the invalidity, misuse or unenforceability of any of such rights, and there are no grounds for the same, (iii) neither the Company nor any Subsidiary has received a notice of conflict with the asserted rights of others within the last five years, and (iv) the conduct of the Company's and each Subsidiary's business, including the use of their Proprietary Rights, has not infringed or misappropriated and does not infringe or misappropriate any Proprietary Rights of other Persons, nor would any future conduct as presently contemplated infringe any Proprietary Rights of other Persons and, to the best of the Company's knowledge, the Proprietary Rights owned by the Company or any Subsidiary have not been infringed or misappropriated by other Persons.

          5M. Litigation, etc. Except as set forth on the attached "Litigation Schedule," there are no actions, suits, proceedings, orders, investigations or claims pending or threatened against or affecting the Company or any Subsidiary (or pending or threatened against or affecting any of the officers, directors or employees of the Company and its Subsidiaries with respect to their businesses or proposed business activities) at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitations, any actions, suit, proceedings or investigations with respect to the transactions contemplated by this Agreement); neither the Company nor any Subsidiary is subject to any arbitration proceedings under collective bargaining agreements or otherwise or any governmental investigations or inquiries (including inquiries as to the qualification to hold or receive any license or permit); and there is no basis for any of the foregoing. Neither the Company nor any Subsidiary is subject to any judgment, order or decree of any court or other governmental agency. Except as set forth on the attached Litigation Schedule, neither the Company nor any Subsidiary has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business.

          5N. Brokerage. Except as described on the attached "Brokerage Schedule," there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company or any Subsidiary. The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

          5O. Governmental Consent, etc. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby, except as expressly contemplated herein or in the exhibits hereto.

          5P. Insurance. The attached "Insurance Schedule" contains a description of each insurance policy maintained by the Company and its Subsidiaries with respect to its properties, assets and businesses, and each such policy is in full force and effect as of the Closing. Neither the Company nor any Subsidiary is in default with respect to its obligations under any insurance policy maintained by it. The insurance coverage of the Company and its Subsidiaries is customary for well-insured corporations of similar size engaged in similar lines of business.

          5Q. Employees. The Company is not aware that any executive or key employee of the Company or any Subsidiary or any group of employees of the Company or any Subsidiary has any plans to terminate employment with the Company or any Subsidiary. The Company and each Subsidiary has complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes, and the Company and its Subsidiaries have no material labor relations problems (including any union organization activities, threatened or actual strikes or work stoppages or material grievances). Neither the Company, its Subsidiaries nor any of their employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of the Company and its Subsidiaries, except for agreements between the Company and its present and former employees.

          5R.  ERISA.

               (a) Multiemployer Plans. The Company does not have any obligation to contribute to (or any other liability, including current or potential withdrawal liability, with respect to) any "multiemployer plan" (as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")).

               (b) Retiree Welfare Plans. The Company does not maintain or have any obligation to contribute to (or any other liability with respect to) any plan or arrangement whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retired or terminated employees (except for limited continued medical benefit coverage required to be provided under
          Section 4980B of the IRC or as required under applicable state law).

               (c) Defined Benefit Plans. The Company does not maintain, contribute to or have any liability under (or with respect to) any employee plan which is a tax-qualified "defined benefit plan" (as defined in Section 3(35) of ERISA), whether or not terminated.

               (d) Defined Contribution Plans. The Company does not maintain, contribute to or have any liability under (or with respect to) any employee plan which is a tax-qualified "defined contribution plan" (as defined in Section 3(34) of ERISA), whether or not terminated.

               (e) Other Plans. The Company does not maintain, contribute to or have any liability under (or with respect to) any plan or arrangement providing benefits to current or former employees, including any bonus plan, plan for deferred compensation, employee health or other welfare benefit plan or other arrangement, whether or not terminated.

               (f) The Company. For purposes of this paragraph 6S, the term "Company" includes all organizations under common control with the Company pursuant to Section 414(b) or (c) of the IRC.

          5S. Compliance with Laws. Except as set forth on the attached "Compliance Schedule," neither the Company nor any Subsidiary has violated any law or any governmental regulation or requirement which violation would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole, and neither the Company nor any Subsidiary has received notice of any such violation. Neither the Company nor any Subsidiary is subject to any clean up liability, or has reason to believe it may become subject to any clean up liability, under any federal, state or local environmental law, rule or regulation.

          5T. Small Business Matters. The Company, together with its "affiliates" (as that term is defined in Title 13, Code of Federal Regulations,
(S)121.401), is a "small business concern" within the meaning of the Small Business Investment Act of 1958 and the regulations thereunder, including Title 13, Code of Federal

Regulations, (S)121.802. The information regarding the Company and its affiliates set forth in the Small Business Administration Form 480, Form 652 and Section A of Form 1031 delivered at the Closing is accurate and complete. Copies of such forms shall have been completed and executed by the Company and delivered to each Purchaser at the Closing together with a written statement of the Company regarding its planned use of the proceeds from the sale of the Stock. Neither the Company nor any Subsidiary presently engages in, and it shall not hereafter engage in, any activities, nor shall the Company or any Subsidiary use directly or indirectly the proceeds from the sale of the Stock hereunder for any purpose, for which a Small Business Investment Company is prohibited from providing funds by the Small Business Investment Act of 1958 and the regulations thereunder (including Title 13, Code of Federal Regulations, (S)107.804 and
(S)107.901).

          5U. Affiliated Transactions. Except as set forth on the attached "Affiliated Transactions Schedule" and pursuant to the UTS Agreement, the Schwartz Agreement, the Amended Stockholders Agreement, the Subscription Agreement and the Employment Agreements, and except for arrangements with any Person which will not directly or indirectly involve more than an aggregate of $50,000 for any such Person in any period of 12 consecutive months, no officer, director, shareholder or Affiliate of the Company or any Subsidiary or any individual related by blood or marriage to any such Person or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company or any Subsidiary or has any material interest in any material property used by the Company or any Subsidiary.

          5V. New York Telephone Company Agreement. As of the Closing, the Price Quote - Intellipath II Digital Centrex Service with Specialized Route Selection Arrangement (100 or more lines), dated as of December 29, 1993 (the "NYTC Agreement"), by and between UTS and New York Telephone Company is in full force and effect, AS AMENDED BY THE FIRST AMENDMENT TO PRICE QUOTE, DATED AS OF FEBRUARY 24, 1994, without further amendment or modification thereto, and represents the full agreement between the parties concerning the provision by New York Telephone Company to UTS of Service (as that term is defined in the NYTC Agreement).

          5W. Disclosure. Neither this Agreement nor any of the schedules, attachments, written statements, documents, certificates or other items prepared or supplied to any Purchaser by or on behalf of the Company and its Subsidiaries with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading; provided that with respect to the financial projections furnished to the Purchasers by the Company and its Subsidiaries, the Company represents only that such projections were based upon assumptions reasonably believed by the Company and its Subsidiaries to be reasonable and fair as of the date the projections were prepared in the context of the Company's and its Subsidiaries' history and current and reasonably foreseeable business conditions. There is no fact which the Company and its Subsidiaries have not disclosed to the Purchasers in writing and of which any of their officers, directors or executive employees is aware (other than matters of a general economic nature) and which has had or would reasonably be anticipated to have a material adverse effect upon the existing or expected financial condition, operating results, assets, customer or supplier relations, employee relations or business prospects of the Company and its Subsidiaries taken as a whole.

          5X. Knowledge. As used in this Section 5, the terms "knowledge" or "aware", shall mean and include (i) the actual knowledge or awareness of the Company and its Subsidiaries (which shall include the actual knowledge and awareness of any of the officers, directors and key employees of the Company and its Subsidiaries, including Thomas C. Brandenburg, Robert J. Luth, Ronald W. Gavillet, Charles Buckman and Richard S. Vanderwoude), and (ii) the knowledge or awareness which a prudent business person would have obtained in the conduct of his business after making reasonable inquiry and reasonable diligence with respect to the particular matter in question.

          5Y. Closing Date. The representations and warranties of the Company contained in this Section 5 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any writing delivered by, or on behalf of, the Company and its Subsidiaries to any Purchaser shall be true and correct in all material respects (provided that any projections shall be based on underlying assumptions which provide a reasonable basis for such projections) on the date of the Closing as though then made, except as affected by the transactions expressly contemplated by this Agreement.

          5Z.  Projections and Pro Forma Financial Statements.

          (a) The projections and pro-forma financial statements contained in the United USN, Inc. Confidential Business Overview dated April 6, 1995 and previously delivered to purchasers are true and complete copy of the latest projections of the consolidated income and cash flows of the Company and its Subsidiaries for the fiscal years ending 2004. Such projections are based on underlying assumptions of the Company which provide a reasonable basis for the projections contained therein. Such projections have been prepared on the basis of the assumptions set forth therein, which the Company reasonably believes are fair and reasonable in light of the historical financial performance of the Company and its Subsidiaries and of current and reasonably foreseeable business conditions.

          (b) The previously delivered pro forma consolidated balance sheet of the Company and its Subsidiaries as of April 30, 1995 is complete and correct in all material respects and presents fairly in all material respects the consolidated financial condition of the Company and its Subsidiaries as of such date.

          Section 6.  Put Arrangements.
                      ----------------

          6A. The Put. At any time, and from time to time, after the Put Trigger Date, Purchasers holding 30% of the Investor Common Stock shall have the right to Put any or all of the Investor Common Stock held by such Purchasers at the Put Price by delivering the Put Notice; provided, however, that no Purchaser shall have the right to Put an amount of Investor Common Stock which is less than 25% of the amount of Investor Common Stock held by such Purchaser on the date hereof after giving effect to the Closing or to deliver any Put Notice within six months of the delivery of any previous Put Notice. Within five days after receipt of a Put Notice, the Company shall deliver the Exercise Notice to all other Purchasers. Any Purchaser receiving an Exercise Notice may request to participate in the Put by delivering a Participation Notice to the Company within five days after receipt of the Exercise Notice. The right to exercise the Put will inure to the benefit of all transferees of the Investor Common Stock.

          6B. Put Closing. Upon the delivery of the Put Notice and any Participation Notice, the Company and the Purchasers participating in the Put shall in good faith promptly determine the Put Price as provided hereunder, and, subject to the provisions hereof, within ten days after the determination of the Put Price, the Company will purchase and such Purchasers will sell the number of shares of Investor Common Stock specified in the Put Notice and any Participation Notice at a mutually agreeable time and place.

          6C. Put Payment. At the Put Closing, the Purchasers participating in the Put shall deliver to the Company certificates representing the Investor Common Stock to be repurchased by the Company and the Company shall deliver to such Purchasers the Put Price for all shares of Investor Common Stock to be repurchased by the Company by cashier's or certified check payable to each such Purchaser or by wire transfer of immediately available funds to an account designated by each such Purchaser; provided that if the Company does not have sufficient funds to pay the Put Price for any shares of Investor Common Stock to be repurchased by the Company, then:

               (i) the Company promptly will pay to the Purchasers participating in the Put (pro rata, according to the aggregate amount of Put Price owing to each such Purchaser) such funds as are then available or which later become available for the payment of the Put Price, until the Put Price of all such shares has been paid in full;

               (ii) the Board of Directors of the Company will use its best efforts to effect a sale of the Company's assets or stock, or a merger, consolidation, share exchange or similar transaction, or obtain debt or equity financing, which will result in cash proceeds to the Company which will be sufficient to pay the portion of the Put Price which is then unpaid; and

               (iii) the Put Price will increase at the rate of 25% per annum (or the maximum rate allowable by applicable law, whichever is less) multiplied by the sum of (A) the portion of the Put Price not paid in cash at the Put Closing, plus (B) the additional Put Price which remains accrued and unpaid as of the end of each calendar month following such Put Closing; provided that, at the election of the holder of any shares of Investor Common Stock subject to a Put hereunder in respect of which a Put Price has not been paid in full in cash at a Put Closing, the Company will issue to such holder, in lieu of all or any portion of the additional Put Price calculated pursuant to this subparagraph (iii) (the "Converted Portion"), a number of shares of Common Stock equal to the quotient determined by dividing (x) the Converted Portion, by (y) the lesser of $1.95 (as adjusted for any subdivision or combination of shares of Common Stock or similar recapitalization) or the fair market value of one share of Common Stock at such time.

If the Company does not have sufficient funds to pay the Put Price for any shares of Investor Common Stock to be repurchased by the Company at the Put Closing and subsequently such funds become available, the Company shall deliver a written notice to each of the Purchasers participating in the Put indicating that such funds have become available. Upon receipt of such notice, each Purchaser participating in the Put shall have the right to rescind the exercise of the Put with respect to the shares of Investor Common Stock for which the Put Price has not been paid by delivering written notice of such rescission to the Company within five days of the receipt of the Company's notice regarding the availability of funds to pay the Put Price. If a Purchaser has delivered a rescission notice to the Company as set forth above, such Purchaser may deliver a subsequent Put Notice without regard to the six month time period set forth in paragraph 6A.

          6D. Put Price. The "Put Price" of the Investor Common Stock to be repurchased shall mean the product of (A) the sum of the Market Value of the Company and the total exercise price to be paid to the Company assuming the exercise or conversion of all outstanding options, warrants or convertible securities of the Company, multiplied by (B) a fraction, the numerator of which will be the number of shares of Investor Common Stock to be repurchased and the denominator of which will be the total number of shares of Common Stock outstanding on a fully diluted basis. Unless otherwise agreed by the Company and the Purchasers participating in the Put, Market Value shall be determined by an investment banking firm reasonably acceptable to the Company and such Purchasers, which firm shall submit to the Company and such Purchasers a written report setting forth such determination. If the parties are unable to agree on an investment banking firm within 15 days after delivery of a Put Notice, a firm shall be selected by lot from the investment banking firms listed on Attachment A to the First Purchase Agreement (as in effect on April 20, 1994), after the Company and such Purchasers have each eliminated one such firm. The expenses of such firm will be borne equally by the Company and the Purchasers participating in the Put, and the determination of such firm will be final and binding upon all parties, except that after the determination of Market Value following the exercise of the Put, such Purchasers may rescind their exercise of such Put.

          6E. Put Termination. The Put rights contained in this Section 6 shall terminate upon a Qualified Public Offering.

          Section 7.  Additional Protections for Holders of Investor Common
                      -----------------------------------------------------
Stock.
-----

          7A. Anti-Dilution Protection. Each holder of Investor Common Stock will benefit from certain rights to protect them against issuances, or deemed issuances, of stock of the Company which may otherwise have the effect of diluting such holders' equity interests in the Company, as set forth in Exhibit I hereto.

          7B. "Most Favored Nations" Protection. In the event that, in connection with the issuance of any Common Stock or Preferred Stock - Series 2 to the Additional Purchaser or any Person other than a Purchaser hereunder at any time after the Closing, the Company enters into any agreement containing any term or provision which is more favorable to the Additional Purchaser, or such Person than any corresponding term or provision of this Agreement or any other agreement applicable to the holders of Investor Common Stock or Investor Preferred Stock, or for which there is no corresponding term or provision of this Agreement or any other agreement applicable to the holders of Investor Common Stock or Investor Preferred Stock, then the Company will promptly notify each of such holders thereof and, upon the request of any holder of Investor Common Stock or Investor Preferred Stock, will enter into agreements satisfactory to such holder which will ensure that such holder will benefit from such favorable term or provision as if such term or provision had been included in this Agreement (or any other appropriate agreement applicable to such holder).

          Section 8. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

          "Affiliate" of any particular person or entity means any other person or entity controlling, controlled by or under common control with such particular person or entity.

          "Amended Registration Agreement" means the Amended and Restated Registration Agreement between the Company and the Purchasers in form and substance as set forth in Exhibit C hereto.

          "Amended Stock Transfer Agreement" means the Amended and Restated Stock Transfer Agreement dated as of June 22, 1995 between the Company and the Purchasers.

          "Amended Stockholders Agreement" means the Amended and Restated Stockholders Agreement between the Company and the holders of Common Stock in form and substance as set forth in Exhibit E attached hereto.

          "BT" means BT Capital Partners, Inc., a Delaware corporation.

          "BT Common Stock" has the meaning given such term in the Amended Stockholders Agreement.

          "CAP Agreements" means agreements to provide telephone services within and between local access transport areas, such services to be provided primarily on facilities owned or leased by the Company.

          "Certificate of Amendment" means an amendment to the Company's Certificate of Incorporation in the form set forth in Exhibit A-l hereto.

          "Certificate of Incorporation" means the Company's Certificate of Incorporation in the form set forth in Exhibit B hereto.

          "Certificate of Designation" means the Company's Amended and Restated Certificate of Designation of rights and preferences of Series A-1 Preferred Stock establishing the terms and the relative rights and preferences of the Preferred Stock - Series 1 and Preferred Stock - Series 2 in the form set forth in Exhibit A hereto.

          "Change of Control" shall be deemed to have occurred at such time as any of the following events shall occur:

               (i) There shall be consummated any sale or issuance or series of sales and/or issuances of shares of Common Stock by the Company or any holders thereof which results in any Person or affiliated Persons (other than the owners of Common Stock or their Affiliates as of the date of the Purchase Agreement after giving effect to the transactions contemplated hereby) owning Common Stock of the Company possessing the voting power (under ordinary circumstances) to elect a majority of the Company's board of directors.

               (ii) There shall be consummated a sale or transfer of more than 30% of the assets of the Company and its Subsidiaries on a consolidated basis in any transaction or series of transactions (other than sales in the ordinary course of business).

               (iii) There shall be consummated any merger or consolidation to which the Company is a party, except for a merger in which the Company is the surviving corporation and, after giving effect to such merger, the holders of Common Stock immediately prior to the merger shall own Common Stock possessing the voting power (under ordinary circumstances) to elect a majority of the Company's board of directors.

          "Chemical" means Chemical Venture Capital Associates, a California limited partnership.

          "CIBC" means CIBC Wood Gundy Ventures, Inc., a Delaware corporation.

          "Closing" has the meaning given such term in Section 1 above.

          "Common Stock" means the Company's common stock, par value $.01 per share.

          "Company" means United USN, Inc., a Delaware corporation.

          "Employment Agreements" means Network's employment agreements with Thomas C. Brandenburg, Robert J. Luth, Ronald W.

Gavillet and Richard Vanderwoude, each in the form previously delivered to the Purchasers.

          "Event of Noncompliance" has the meaning set forth in the Certificate of Designation.

          "Exercise-Notice" means a written notice of the Company indicating that the Put has been exercised and specifying each Purchaser exercising the Put and the number of shares to be purchased from each such Purchaser.

          "Hancock" means Hancock Venture Partners IV - Direct Fund L.P., a Delaware limited partnership.

          "Indebtedness" shall mean at a particular time, without duplication,
(i) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which any Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business) or any commitment by which any Person assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit, (ii) indebtedness guaranteed in any manner by any Person, including guarantees in the form of an agreement to repurchase or reimburse, (iii) obligations under capitalized leases in respect of which obligations any Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations any Person assures a creditor against loss and (iv) any unsatisfied obligation of any Person for "withdrawal liability" to a "multiemployer plan" as such terms are defined under ERISA.

          "Investment" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

          "Investor Common Stock" means (i) the Common Stock issued pursuant to this Agreement, (ii) for all purposes hereof other than Section 6 above, Section 3D(ii) above, Section 7 above or the definition of "Put" below, the Common Stock issued pursuant to the First Purchase Agreement and (iii) any Common Stock issued or issuable with respect to the Common Stock referred to in clause (i) above (and, for all purposes hereof other than Section 6 or the definition of "Put" below, also the Common Stock referred to in clause (ii) above) by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares of Investor Common Stock, such shares shall cease to be Investor Common Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the Registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar rule then in force).

          "Investor Preferred Stock" means (i) the Preferred Stock issued pursuant to this Agreement or the First Purchase Agreement and (ii) any Preferred Stock issued or issuable with respect to the Preferred Stock referred to in clause W above by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares of Investor Preferred Stock, such shares shall cease to be Investor Preferred Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the Registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar rule then in force).

          "IRC" means the Internal Revenue Code of 1986, as amended, and any reference to any particular IRC section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

          "IRS" means the United States Internal Revenue Service.

          "Management Option Pool" means options to purchase shares of Common Stock to be issued by the Company to senior management as incentive compensation upon terms to be determined by the Company's board of directors.

          "Market Value" means the highest price for which all of the outstanding Common Stock of the Company could be sold in an orderly sale as between a willing buyer and a willing seller within the 12 months prior to the date of delivery of the Put Notice to the Company.

          "Network" means U.S. Network Corporation, a Delaware corporation.

          "Northwood Capital" means Northwood Capital Partners LLC, a New York limited liability company.

          "Northwood Ventures" means Northwood Ventures, a New York limited partnership.

          "NYNEX" means NYNEX Corp. and its Subsidiaries, including New York Telephone Company.

          "Officer's Certificate" means a certificate signed by the Company's president or its chief financial officer, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

          "Participation Notice" means a written notice delivered to the Company by a Purchaser specifying the number of shares to be purchased from such Purchaser pursuant to the Put.

          "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Preferred Stock" means the Preferred Stock - Series 1 and the Preferred Stock - Series 2.

          "Preferred Stock - Series 1" means the Company's Series A 10% Senior Cumulative Preferred Stock, par value $1.00 per share.

          "Preferred Stock - Series 2" means the Company's Series A-2 10% Senior Cumulative Preferred Stock, par value $1.00 per share.

          "Proprietary Rights" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names and corporate names and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data and documentation, (vi) trade secrets and other confidential information (including, without limitation, the "U.S. Network Corporation, Competitive Access Project, Outline of Project Requirements" dated October 1993, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights, and (viii) copies and tangible embodiments thereof (in whatever form or medium).

          "Purchasers" means CIBC, Chemical, Hancock, BT, Northwood Capital, Northwood Ventures and the Additional Purchaser, if any, collectively and "Purchaser" means CIBC, Chemical, Hancock, BT, Northwood Capital, Northwood Ventures or the Additional Purchaser, if any, individually; provided that the Additional Purchaser will not be deemed to be a Purchaser for any purpose unless and until it consummates the purchase of Additional Stock on the terms set forth herein.

          "Put" means the right of the Purchasers to require the Company to repurchase all or any portion of the Investor Common Stock.

          "Put Closing" means the closing of the Put.

          "Put Notice" means a written notice delivered by the Purchasers to the Company specifying the number of shares to be purchased from each Purchaser pursuant to the Put.

          "Put Price" means the price for Common Stock to be paid by the Company to a Purchaser pursuant to the Put determined in accordance with paragraph 7D.

          "Put Trigger Date" means the earlier of the fifth anniversary of the Closing or the date upon which a Change of Control of the Company occurs.

          "Qualified Holder" means any (i) Purchaser, so long as such Purchaser holds Investor Preferred Stock or Investor Common Stock, (ii) holder of at least 15% of the outstanding Investor Preferred Stock or (iii) holder of at least 12,821 shares of Investor Common Stock (as such number is adjusted for stock splits, stock dividends, combinations of shares and similar recapitalizations).

          "Qualified Public Offering" means the sale in an underwritten public offering registered under the Securities Act of shares of Common Stock which would result in at least 20% of the shares of Common Stock outstanding after such offering having been registered pursuant to the Securities Act, with such shares outstanding having an aggregate value of at least $20 million; provided that upon consummation thereof the Common Stock is listed on a national securities exchange or the NASDAQ National Market System.

          "Regulatory Problem" means any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency (or the Purchaser believes that there is a substantial risk of such assertion) that the Purchaser is not entitled to hold, or exercise any significant right with respect to, the Stock.

          "Required Approval" means the Company must have delivered a written notice to the Purchasers stating the action proposed to be taken by the Company and Purchasers holding at least 66 2/3% of the outstanding Investor Common Stock must have approved such action by a written approval delivered to the Company.

          "Restricted Securities" means (i) the Investor Preferred Stock and the Investor Common Stock issued hereunder, and (ii) any securities issued with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the

Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in paragraph 8C have been delivered by the Company in accordance with paragraph [5 (ii)]. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in paragraph 8C.


          "SBIC" means a small business investment company licensed under the Small Business Investment Act of 1958, as amended.

          "Schwartz Agreement" means an agreement between the Company, Stephen
C. Schwartz and UTS that, in the sole discretion of each of the Purchasers, positions the Company and its Subsidiaries to pursue arrangements similar to that entered into by UTS and NYNEX with regional Bell operating companies other than NYNEX on terms acceptable to the Purchasers.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

          "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

          "Securities and Exchange Commission" includes any governmental body or agency succeeding to the functions thereof.

          "Stock" means the Preferred Stock and the Common Stock collectively.

          "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

          "Treasury Regulations" means the United States Treasury Regulations promulgated under the IRC, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified.

          "UTS" means United Telemanagement Service, Inc., a Delaware corporation.

          "UTS Agreement" means the Note and Stock Purchase Agreement dated as of April 20, 1994 by and between the Company and UTS, as amended.

          Section 9.  Miscellaneous.

          9A. Expenses. The Company agrees to pay, and hold each Purchaser harmless against liability for the payment of, (i) the fees and expenses of their special counsel arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement which shall be payable at the Closing or, if the Closing does not occur, payable upon demand, (ii) all out-of-pocket costs and expenses and consultants, fees in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement which shall be payable at Closing or, if the Closing does not occur, payable upon demand, (iii) the fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the agreements contemplated hereby, the Certificate of Incorporation (as amended by the Certificate of Amendment) or the Certificate of Designation, (iv) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any shares of Stock, (v) the fees and expenses incurred with respect to the enforcement of the rights granted under this Agreement, the agreements contemplated hereby, the Certificate of Incorporation (as amended by the Certificate of Amendment) or the Certificate of Designation, (vi) the fees and expenses incurred by each such Person in any filing with any governmental agency with respect to its investment in the Company or in any other filing with any governmental agency with respect to the Company or its Subsidiaries which mentions such Person, and (vii) the reasonable fees and expenses incurred by any such Person in connection with any transaction, claim or event which such Person believes affects the Company or its Subsidiaries and as to which such Person seeks advice of counsel.

          9B. Remedies. Each holder of Stock shall have all rights and remedies set forth in this Agreement, the Certificate of Incorporation and the (as amended by the Certificate of Amendment) and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

          9C. Purchaser's Investment Representations. Each Purchaser hereby represents that it is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act, it is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent any Purchaser and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of Section 5 hereof. Each certificate for Restricted Securities shall be imprinted with a legend in substantially the following form:

     "The securities represented by this certificate were originally issued on June 22, 1995, and have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to the conditions specified in the Purchase Agreement, dated as of June 22, 1995, between the issuer (the "Company") and certain investors, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge."

          9D. Treatment of the Preferred Stock. The Company covenants and agrees that (i) so long as federal income tax laws prohibit a deduction for distributions made by the Company with respect to preferred stock, it shall treat all distributions paid by it on the Preferred Stock as non-deductible dividends on all of its tax returns and (ii) it shall treat the Preferred Stock as preferred stock in all of its financial statements and other reports and shall treat all distributions paid by it on the Preferred Stock as dividends on preferred stock in such statements and reports. The Company acknowledges and agrees that the increased dividend rate on the Preferred Stock provided for in the Certificate of Designation upon the occurrence of certain Events of Noncompliance has been negotiated by (and is intended by) the Company and the Purchasers as a reasonable increase in yield necessitated by the increased risk to the holders of the Preferred Stock which would arise upon any such occurrence.

          9E. Consent to Amendments. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the Required Approval; provided that no amendment of Section 3D(ii) which would have the effect of permitting the company to repurchase directly or indirectly, shares of Common Stock pursuant to Section 7 of the First Purchase Agreement without offering to purchase Investor Common Stock on the terms set forth in Section 3D(ii)(c) will be effective without the prior written consent of the holders of a majority of the BT Common Stock then outstanding. No other course of dealing between the Company and the holder of any Stock or any delay in exercising any rights hereunder or under the Certificate of Incorporation (as amended by the Certificate of Amendment) or Certificate of Designation shall operate as a waiver of any rights of any such holders. For purposes of this Agreement, shares of Stock held by the Company or any Subsidiaries shall not be deemed to be outstanding.

          9F. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any Purchaser or on its behalf.

          9G. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Purchaser's benefit as a purchaser or holder of Stock are also for the benefit of, and enforceable by, any subsequent holder of such Stock.

          9H. Capital and Surplus; Special Reserves. The Company agrees that the capital of the Company (as such term is used in Section 154 of the General Corporation Law of the State of Delaware) in respect of the Stock issued pursuant to this Agreement shall be equal to the aggregate par value of such shares and that it shall not increase the capital of the Company with respect to any shares of the Company's capital stock at any time on or after the date of this Agreement. The Company also agrees that it shall not create any special reserves under Section 171 of the General Corporation Law of the State of Delaware without the prior written consent of each of the Purchasers.

          9I. Generally Accepted Accounting Principles. Where any accounting determination or calculation is required to be made under this Agreement or the exhibits hereto, such determination or calculation (unless otherwise provided) shall be made in accordance with generally accepted accounting principles, consistently applied, except that if because of a change in generally accepted accounting principles the Company would have to alter a previously utilized accounting method or policy in order to remain in compliance with generally accepted accounting principles, such determination or calculation shall continue to be made in accordance with the Company's previous accounting methods and policies, unless otherwise directed by each of the Purchasers.

          9J. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          9K. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          9L. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a Section of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

          9M. Governing Law. The corporate law of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by the internal law, and not the law of conflicts, of the State of New York.

          9N. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, dispatched by telegram or electronic facsimile transmission (confirmed in writing by mail simultaneously dispatched), sent to the recipient by reputable express courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each Purchaser at the address indicated on the Schedule of Purchasers and to the Company at the address indicated below:

          United USN, Inc.
          10 South Riverside Plaza, Suite 316
          Chicago, Illinois 60606
          Attention: Thomas C. Brandenburg
          Telephone: (312) 906-3600
          Facsimile: (312) 906-3636

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

          9O. Understanding Among the Purchasers. The determination of each Purchaser to purchase the Stock pursuant to this Agreement has been made by such Purchaser independent of any other Purchaser and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser.

          9P. Indemnification. The Company agrees to indemnify and hold each Purchaser harmless against and in respect of any and all direct out-of-pocket damages, losses, liabilities, obligations, costs and expenses (including reasonable attorneys' fees) which the Purchasers, or any of them, may suffer or incur as a result of a breach of any of the representations, warranties or agreements by the Company set forth herein (notwithstanding any investigations or verifications made by or on behalf of the Purchasers).

          9Q.  No Solicitation, Etc.

          During such time as this Agreement is in effect and prior to the Closing, neither the Company, its Subsidiaries or any of their stockholders, directors, officers, employees, agents or representatives (collectively, the "Company Parties"), without the prior written approval of the Company's board of directors, (a) will solicit, initiate, encourage or discuss any proposal or offer from any person other than the Purchasers relating to an equity financing of the Company or its Subsidiaries (other than as contemplated by Section 2L and other than any communications necessary to advise investors of the Company's or its Subsidiaries, lack of interest in such proposal), or (b) furnish any information with respect to, or assist or participate in, or facilitate in any other manner, any effort or attempt by any person to do or seek the foregoing. Promptly after execution of this Agreement, all Company Parties will terminate all discussions with any third party regarding the foregoing and will notify each of the Purchasers immediately after any Company Party learns that any person has made any proposal, offer, inquiry or contact with respect to the foregoing. The Company's acknowledgement of and agreement with the terms and conditions set forth in this Agreement will constitute a representation and warranty that neither the Company, its Subsidiaries nor, to their knowledge, any other Company Party, has entered into any executory agreement or accepted any commitment with respect to the foregoing transactions.

          9R.  Insurance Proceeds.

          The Purchasers agree that following the payment to Purchasers of any insurance proceeds under paragraph 3N, (i) the Purchasers shall remit to the Company an amount of such proceeds, if any, which is equal to (a) the aggregate amount of proceeds received under paragraph 3N by the Purchasers, less (b) the Liquidation Value of any Investor Preferred Stock then outstanding, together with accrued and unpaid dividends, plus the purchase price of any Investor Common Stock then outstanding; and (ii) the Purchasers agree to return to the Company for cancellation the shares of Investor Preferred Stock for which payment in full (including accrued and unpaid dividends) has been received from such insurance proceeds.

                                 *  *  *  *  *

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       UNITED USN, INC.

                                       /s/ Thomas C. Brandenburg
                                       -----------------------------
                                       By:  Thomas C. Brandenburg
                                       Its: Chief Executive Officer

                                       BT CAPITAL PARTNERS, INC.


                                       -----------------------------
                                       By:
                                          --------------------------
                                       Its:
                                           -------------------------

                                       CIBC WOOD GUNDY VENTURES, INC.


                                       -----------------------------
                                       By:  Richard J. Brekka
                                       Its: President

                                       CHEMICAL VENTURE CAPITAL ASSOCIATES


                                       -----------------------------
                                       By:
                                          --------------------------
                                       Its:
                                           -------------------------

                                       HANCOCK VENTURE PARTNERS IV - DIRECT FUND
                                       L.P.
                                       By:  Back Bay Partners XII L.P.
                                       By:  Hancock Venture Partners, Inc.


                                       -----------------------------
                                       By:
                                          --------------------------
                                       Its:
                                           -------------------------

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                                       UNITED USN, INC.


                                       /s/ Thomas C. Brandenburg
                                       ------------------------------
                                       By:  Thomas C. Brandenburg
                                       Its: Chief Executive Officer

                                       BT CAPITAL PARTNERS, INC.


                                       /s/ Paul S. Lattanzio
                                       ------------------------------
                                       By:
                                          ---------------------------
                                       Its:
                                           --------------------------

                                       CIBC WOOD GUNDY VENTURES, INC.

                                       /s/ Richard J. Brekka
                                       ------------------------------
                                       By:  Richard J. Brekka
                                       Its: President

                                       CHEMICAL VENTURE CAPITAL ASSOCIATES

                                       /s/ Donald J. Hofmann, Jr.
                                       ------------------------------
                                       By:
                                          ---------------------------
                                       Its:
                                           --------------------------

                                       HANCOCK VENTURE PARTNERS IV - DIRECT FUND
                                       L.P.
                                       By:  Back Bay Partners XII L.P.
                                       By:  Hancock Venture Partners, Inc.

                                       /s/ William A. Johnston
                                       ------------------------------
                                       By:
                                          ---------------------------
                                       Its:
                                           --------------------------

                                      NORTHWOOD CAPITAL PARTNERS LLC

                                          /s/ Henry T. Wilson
                                      ------------------------------------
                                      By: HENRY T. WILSON
                                         ---------------------------------
                                      Its: PRESIDENT
                                          --------------------------------

                                      NORTHWOOD VENTURES

                                          /s/ Henry T. Wilson
                                      ------------------------------------
                                      By: HENRY T. WILSON, Attorney in Fact
                                                           for Peter G. Schiff
                                         ---------------------------------
                                      Its: GENERAL PARTNER
                                          --------------------------------

                            SCHEDULE OF PURCHASERS
                            ----------------------

                                                   Total                 Total
                                      No. of     Purchase    No. of    Purchase
                                      Shares       Price     Shares      Price
                                        of          for        of         for
            Names and                Preferred   Preferred   Common     Common
            Addresses                  Stock       Stock      Stock      Stock
Chemical Venture Capital                4,950  $ 4,950,000   25,641  $ 49,999.95
Associates
270 Park Avenue, 5th Floor
New York, New York 10017-2070

CIBC Wood Gundy Ventures, Inc.          4,950  $ 4,950,000   25,641  $ 49,999.95
425 Lexington Avenue
New York, New York 10017-3903

BT Capital Partners, Inc.               7,425  $ 7,425,000   38,462  $ 75,000.90
130 Liberty Street
New York, NY 10006

Hancock Venture Partners IV -           4,950  $ 4,950,000   25,641  $ 49,999.95
Direct Fund L.P.
One Financial Center
Boston, Massachusetts 02111

Northwood Ventures                        594  $   594,000    3,077  $  6,000.15
485 Underhill Blvd.
Syosset, NY 11791

Additional Purchaser                    2,475  $ 2,475,000   12,821  $ 25,000.95


Total                                  25,344  $25,344,000  131,283  $256,001.85


Purchasers Pursuant to Appendix I
---------------------------------

Northwood Capital Partners LLC            356  $   356,000    1,846  $  3,599.75
485 Underhill Blvd.
Syosset, NY 11791

Northwood Ventures                        535  $   535,000    2,770  $  5,401.50
485 Underhill Blvd.
Syosset, NY 11791

Total                                     891  $    891,00    4,616  $  9,001.25

GRAND TOTAL                            26,235  $26,235,000  135,899  $265,003.10

                              ADHERENCE AGREEMENT

                             (PLAN OF DIVESTITURE)

                                 June 22, 1995

     CIBC Wood Gundy Ventures, Inc., a Delaware corporation ("CIBC") and Chemical Venture Capital Associates, a California limited partnership ("Chemical") entered into an Agreement and Plan of Divestiture with United USN, Inc., a Delaware corporation (the "Company") dated as of April 20, 1994, in connection with their initial investment in the Company. A copy of the Plan of Divestiture is attached as Exhibit A hereto (the "Plan of Divestiture"). Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Plan of Divestiture.

     CIBC and Chemical are both SBICs. As of immediately after their initial investment in the Company, CIBC and Chemical held, in the aggregate, 58.8% of the Company's outstanding voting stock. As a result of investments by other investors since that date, their aggregate percentage of the Company's voting stock declined to 54.2%. However, on the date hereof, BT Capital Partners, Inc., a Delaware corporation which is also an SBIC ("BT Capital"), made an investment in the Company. As of immediately after BT Capital's investment (and add-on investments by other shareholders, including CIBC and Chemical), the three SBIC investors, CIBC, Chemical, and BT Capital, hold approximately 62.7% of the Company's outstanding voting stock and, under Section 107.801 of the SBA Regulations, the SBICs may be presumed to be in control of the Company.

     NOW THEREFORE, in consideration of the premises and the mutual and dependent promises hereinafter set forth, the undersigned parties agree to amend the Plan of Divestiture to include BT Capital as a party thereto, as follows:

     1. Adherence by BT Capital. BT Capital hereby becomes a party to the Plan of Divestiture, and agrees to perform all the obligations of an SBIC thereunder as if it had been an original party thereto.

     2. Agreement of Other Parties. The other parties to the Plan of Divestiture hereby agree to BT Capital's becoming a party thereto with all the rights and obligations of an original SBIC party thereto.

     3. Approval by SBA. This Adherence Agreement will be effective as of the date hereof but will be subject to approval by SBA as hereinafter provided and to renegotiation in the event that SBA at any time determines that renegotiation is appropriate. A fully executed copy of this Agreement will be filed with SBA within 30 days after the date hereof. Following receipt of such executed copy of this Agreement, SBA will have, pursuant to Section 107.801 of the SBA Regulations, 90 days within which to notify the SBICs that the amendment of the Plan of Divestiture provided herein has not been approved. In the absence of such notice, this Agreement and the amendment of the Plan of Divestiture contained herein will be deemed to have been approved by SBA.

     4. Affirmation of Plan. All provisions of the Plan of Divestiture not expressly amended hereby are hereby confirmed. In particular, and without limiting the generality of the foregoing, all time periods for divestiture by the SBICs of voting control of the Company pursuant to the Plan of Divestiture as amended hereby shall begin as of the original date of the Plan of Divestiture, April 20, 1994, and not as of the date of this Adherence Agreement.

     5. Miscellaneous. Sections 6-9 (Binding Agreement, Assignment; Governing Law, Amendments; Headings; Counterparts) of the Plan of Divestiture are hereby incorporated herein by reference and made a part hereof.

                            * * * * * * * * * * * *

I.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                       UNITED USN, INC.

                                       /s/ Robert J. Luth
                                       -----------------------------------------
                                       By: Robert J. Luth
                                       Its: Executive Vice President

                                       CIBC WOOD GUNDY VENTURES, INC.


                                       -----------------------------------------
                                       By: Richard J. Brekka
                                       Its: President

                                       CHEMICAL VENTURE CAPITAL ASSOCIATES


                                       -----------------------------------------
                                       By:
                                          --------------------------------------
                                       Its:
                                           -------------------------------------

                                       BT CAPITAL PARTNERS, INC.


                                       By:
                                          --------------------------------------
                                       Its:
                                           -------------------------------------

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                       UNITED USN, INC.


                                       -----------------------------------------
                                       By: Thomas C. Brandenburg
                                       Its: Chief Executive Officer

                                       CIBC WOOD GUNDY VENTURES, INC.


                                       /s/ Richard J. Brekka
                                       -----------------------------------------
                                       By: Richard J. Brekka
                                       Its: President

                                       CHEMICAL VENTURE CAPITAL ASSOCIATES


                                       -----------------------------------------
                                       By:
                                          --------------------------------------
                                       Its:
                                           -------------------------------------

                                       BT CAPITAL PARTNERS, INC.


                                       By:
                                          --------------------------------------
                                       Its:
                                           -------------------------------------

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                             UNITED USN, INC.


                                             ---------------------------------
                                             By: Thomas C. Brandenburg
                                             Its: Chief Executive Officer


                                             CBIC WOOD GUNDY VENTURES, INC.


                                             ---------------------------------
                                             By: Richard J. Brekka
                                             Its: President


                                             CHEMICAL VENTURE CAPITAL ASSOCIATES

                                             /s/ DONALD J. HOFMANN, JR.
                                             ---------------------------------
                                             By:
                                             Its:


                                             BT CAPITAL PARTNERS, INC.


                                             ---------------------------------
                                             By:
                                                ------------------------------
                                             Its:
                                                 -----------------------------

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                       UNITED USN, INC.


                                       ---------------------------------------
                                       By: Thomas C. Brandenburg
                                       Its: Chief Executive Officer


                                       CIBC WOOD GUNDY VENTURES, INC.


                                       ---------------------------------------
                                       By: Richard J. Brekka
                                       Its: President


                                       CHEMICAL VENTURE CAPITAL ASSOCIATES


                                       ---------------------------------------
                                       By:
                                          ------------------------------------
                                       Its:
                                           -----------------------------------

                                       BT CAPITAL PARTNERS, INC.

                                            /s/ PAUL LATTANZIO
                                          ------------------------------------
                                       By:  Paul Lattanzio
                                       Its: Managing Director

                                                                      APPENDIX I


     THIS APPENDIX I (this "Appendix I") is an appendix to the Purchase Agreement, dated as of June 22, 1995 (the "Agreement"). Each capitalized term used and not otherwise defined in this Appendix I has the meaning given such term in the Agreement. Northwood Ventures and Northwood Capital are the holders of certain promissory notes (collectively, the "Notes") in the aggregate principal amount of $835,000 issued by Quest America, L.P., a Delaware limited partnership ("Quest"). UTS is a party to an Asset Purchase Agreement dated as of June 13, 1995 (the "Asset Purchase Agreement") by and among Quest, UTS and certain other parties.

     1. Purchase of Stock if Quest Acquisition Consummated. Upon consummation of the transactions contemplated by the Asset Purchase Agreement (the "Acquisition"), Northwood Ventures and Northwood Capital will jointly and severally be obligated to purchase from the Company, and the Company will sell to, Northwood Ventures and Northwood Capital, an aggregate of an additional 891 shares of Preferred Stock - Series 2 and 4,616 shares of Common Stock, for an aggregate purchase price of $900,001.20 and on the other terms of the Agreement. Northwood Ventures, Northwood Capital and the Company will consummate such transactions not later than two business days after consummation of such transactions, and Northwood Capital and Northwood Ventures will be permitted to assign to the Company all or any portion of their rights to receive amounts of principal and interest payable under the Notes in payment of their obligations to pay corresponding amounts of such additional purchase price. The closing for such purchases shall take place at the offices of Kirkland & Ellis, Citicorp Center, 153 East 53rd Street, New York, New York 10022-4675, or at such other place as may be mutually agreeable to the Company, Northwood Capital and Northwood Ventures. At such closing, the Company shall deliver to each of Northwood Capital and Northwood Ventures stock certificates evidencing the Stock to be purchased by each Purchaser, registered in such Purchaser's or its nominee's name, upon delivery by such Purchaser of the purchase price thereof; provided that, if any portion of such purchase price is to be paid by assignment of all or any portion of the Notes, Northwood Ventures and Northwood Capital shall deliver the Notes to the Company, free and clear of all liens, charges and encumbrances and with forms of assignment thereof reasonably satisfactory to the Company. Northwood Ventures and Northwood Capital will cease to have any rights or obligations pursuant to this paragraph l upon termination of the Asset Purchase Agreement.

     2. Purchase of Stock if Quest Acquisition Not Consummated. Upon termination of the Asset Purchase Agreement, and termination of the rights and obligations of Northwood Capital and Northwood Ventures pursuant to paragraph 1 above, then Northwood Capital and Northwood Ventures shall have the right (but not the obligation) to purchase from the Company an aggregate of 891 shares of Preferred Stock - Series 2 and 4,616 shares of Common Stock issued by the Company for an aggregate purchase price of $900,001.20 (but may not purchase any of such shares unless they purchase all of such shares of Preferred Stock - Series 2 and Common Stock). To exercise a right to purchase Stock pursuant to this paragraph 2, Northwood Ventures and/or Northwood Capital must deliver a written notice thereof within 10 business days after termination of the Asset Purchase Agreement, and upon delivery of such notice the delivering party will be bound to purchase Stock from the Company as described therein. The closing for such purchases shall take place at the offices of Kirkland & Ellis, Citicorp Center, 153 East 53rd Street, New York, New York 10022-4675, or at such other place as may be mutually agreeable to the Company and Northwood Capital and Northwood Ventures, on a business day designated by the Company not less than two days after delivery of such notice. At such closing, the Company shall deliver to each of Northwood Capital and Northwood Ventures stock certificates evidencing the Stock to be purchased by each Purchaser, registered in such Purchaser's or its nominee's name, upon payment of the purchase price thereof by such Purchaser by a cashier's or certified check, or by wire transfer of immediately available funds to the Company's account at Madison Bank & Trust, in the amounts of the purchase price for such Purchaser.

     3. Stock Issued Pursuant to Agreement. Any Stock issued by the Company to Northwood Capital or Northwood Ventures hereunder shall be deemed for all purposes to have been issued under and pursuant to the Agreement.


                                      -2-